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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Mattel, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             [LOGO OF MATTEL, INC.]

                            NOTICE OF ANNUAL MEETING
                                      and
                                PROXY STATEMENT


                         Annual Meeting of Stockholders

                            Manhattan Beach Marriott
                              1400 Parkview Avenue
                          Manhattan Beach, California
                                  May 23, 2002

                                  MATTEL, INC.
                           333 Continental Boulevard
                       El Segundo, California 90245-5012

               NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS

  The 2002 Annual Meeting of Stockholders of Mattel, Inc., will be held on Thursday, May 23, 2002, at 10:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266. The following items of business are to be considered and acted on at the Annual
Meeting:

  1. Election of twelve directors.

  2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel's independent accountants for the year ending December 31, 2002.

  3. Approval of the 2002 Mattel Incentive Plan and the material terms of its performance goals.

  4. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors does not know of any stockholder proposal that may be presented at the Annual Meeting.

  Each of the above items of business is described in more detail in the Proxy Statement accompanying this Notice. The Board of Directors recommends a vote FOR the proposals described above in items 1-3.

  If you were a holder of record of Mattel common stock at the close of business on March 27, 2002, you are entitled to notice of and to vote at the Annual Meeting.

  In addition, holders of record at the close of business on March 27, 2002 of Exchangeable Shares of Mattel's Canadian subsidiary, SoftKey Software Products Inc., are entitled to notice of the Annual Meeting and to direct the vote of CIBC Mellon Trust Company, the holder as trustee for such persons, of the one outstanding share of Mattel's Special Voting Preferred Stock.

  A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel's offices at 333 Continental Boulevard, El Segundo, California 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

  The Manhattan Beach Marriott is accessible to those who require special assistance. If you require special assistance, please call the Marriott at
(310) 546-7511.

                                          By Order of the Board of Directors

                                          /s/ Robert Normile
                                          Robert Normile
                                          Secretary

El Segundo, California
April 10, 2002

  All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please check the appropriate box on the proxy card and bring with you all of the items that are required pursuant to Mattel's admission policy for the Annual Meeting. A description of the admission policy can be found in the Proxy Statement under the heading "General Information--Admission Policy for Annual Meeting." The admission policy is also printed on the Admission Ticket which is enclosed with the Proxy Statement.

  Whether or not you expect to attend the Annual Meeting, please vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote by mail, by telephone or by Internet. If you wish to vote by mail, please complete, date, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible. If you wish to vote by telephone or by Internet, please follow the instructions on the proxy card with regard to telephone or Internet voting.

                                  MATTEL, INC.

                           333 Continental Boulevard
                       El Segundo, California 90245-5012

                               ----------------

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 23, 2002

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mattel, Inc., a Delaware corporation ("Mattel" or the "Company"), for use at its 2002 Annual Meeting of Stockholders, to be held on May 23, 2002, at 10:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California, and at any adjournment or postponement of such meeting. This Proxy Statement and the form of proxy to be utilized at the Annual Meeting were first mailed or delivered to the stockholders of Mattel on or about April 10, 2002.

Record Date, Shares Outstanding and Voting

  The Board of Directors of Mattel has fixed March 27, 2002 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of Mattel common stock and Mattel Special Voting Preferred Stock on the record date are entitled to notice of and to vote at the Annual Meeting.

  As of the record date, there were 432,827,730 outstanding shares of common stock held by approximately 49,160 holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote. At the Annual Meeting, CIBC Mellon Trust Company, as the holder of record of the one Special Voting Preferred Stock of Mattel, will be entitled to cast 930,562 votes. These votes represent the 775,468 exchangeable non-voting shares (the "Exchangeable Shares") of Mattel's Canadian subsidiary, SoftKey Software Products Inc., that were outstanding on the record date (other than Exchangeable Shares held by Mattel, its subsidiaries or any entity controlled by or under common control of Mattel, if any), multiplied by 1.2. See "Exchangeable Shares" below.

  The common stock and the Special Voting Preferred Stock vote as a single class at all meetings of stockholders. Accordingly, an aggregate of 433,758,292 votes may be cast at the Annual Meeting.

Quorum, Broker Voting, Cumulative Voting for Directors and Effect of
Abstentions

  The holders of a majority of the voting power of the shares of the stock entitled to vote at the Annual Meeting, present in person or by properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists.

  Under the rules that govern brokers who have record ownership of shares that are held in brokerage accounts for their clients, who are the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters, but not on non-routine matters. The proposals to be acted upon at the Annual Meeting include both routine matters such as the election of directors and the ratification of accountants and non-routine matters such as the approval of the 2002 Mattel Incentive Plan and the material terms of its performance goals. On routine matters, a broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote for the routine matters, but expressly states that the broker is not voting on the non-routine matters. The broker's inability to vote with respect to the non-routine matters is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted for determining the number of votes cast on non-routine matters.

  In the election of directors, holders of common stock and the Special Voting Preferred Stock, voting together as a class, are entitled to elect twelve directors, with the twelve candidates who receive the highest number of affirmative votes being elected. In electing directors, stockholders have the right to cumulate their votes and give one candidate the number of votes equal to the number of directors to be elected (twelve) multiplied by the number of votes entitled to be cast by such stockholder at the Annual Meeting or to distribute such votes among as many candidates as they see fit. Stockholders may cumulate their votes by giving instructions on the enclosed form of proxy as to how the votes are to be cumulated or by voting in person at the meeting. Executed proxies (including but not limited to executed proxies which indicate no voting instructions) will grant the persons named in the enclosed proxy card discretionary authority to cumulate votes in connection with the election of directors, except that no votes represented by such proxy card may be voted for the election of any individual with respect to which authority to vote has been withheld on such proxy card and except to the extent that specific instructions have been given on such proxy card as to cumulative voting. By virtue of cumulative voting, the proxy holders will have twelve votes for each share of common stock held by each stockholder granting his or her proxy. If voting authority is withheld from a particular nominee or nominees, votes will be cumulated in favor of the other nominees, and if different specific instructions are given, the specific instructions will be followed. By virtue of cumulative voting, the proxy holders will have twelve votes for each vote attaching to the Special Voting Preferred Stock in respect of which the proxy holders have received a proxy. If voting authority is withheld from a particular nominee or nominees, votes will be cumulated in favor of the other nominees, and if different specific instructions are given, the specific instructions will be followed.

  In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast. Broker non-votes do not have any effect for purposes of determining whether a proposal regarding a non-routine matter has been approved. Abstentions will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting.

Voting of Proxies

  All shares of common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If the enclosed proxy card is executed and returned without instructions as to how it is to be voted, the proxy card will be deemed an instruction to vote:

  . in favor of the election as directors of the nominees named in this Proxy
    Statement, and such votes may be cumulated in the discretion of the proxy holder;

  . for proposal 2; and

  . for proposal 3.

  The Board of Directors does not know of any matters other than those described in the notice of the Annual Meeting that are to come before the Annual Meeting. If any other matters are presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purposes of soliciting additional proxies for or against a given proposal, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters as they see fit.

Revocation of Proxies

  Any proxy regarding shares of common stock given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  . delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting; or

  . attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

  Any written notice of revocation or subsequent proxy should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, California 90245-5012,
Attention: Secretary, or hand delivered to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from the broker in order to change their vote or to vote at the Annual Meeting.

Exchangeable Shares

  In connection with the May 1999 merger between Mattel and The Learning Company, Inc., the Special Voting Preferred Stock was issued to CIBC Mellon Trust Company, as Trustee, under a supplemented Voting and Exchange Trust Agreement which provides that each holder of an Exchangeable Share (other than Mattel, its subsidiaries, or any entity controlled by Mattel) is entitled to instruct the Trustee to exercise 1.2 of the votes attached to the Special Voting Preferred Stock for each Exchangeable Share held by such holder. Each Exchangeable Share is currently exchangeable for 1.2 shares of Mattel common stock.

  The voting direction card enclosed with the Proxy Statement being delivered to holders of Exchangeable Shares serves as the means by which a holder of Exchangeable Shares may instruct the Trustee regarding the voting of such holder's Exchangeable Shares. The Trustee will exercise each vote attached to the Special Voting Preferred Stock only as directed by the relevant holders on the voting direction card. In the absence of instructions from a holder as to voting, the Trustee will not exercise such votes. A holder of Exchangeable Shares may also instruct the Trustee, in the Trustee's capacity as registered stockholder, to give the holder a proxy entitling the holder to vote in person the relevant number of votes or to grant to Mattel's management or another person a proxy to vote such votes. The voting direction may be revoked by delivering a written notice of revocation or a later-dated voting direction card to the Trustee. In addition, a holder of Exchangeable Shares present at the Annual Meeting may revoke his or her voting direction card and vote in person. Enclosed with the Proxy Statement sent to holders of Exchangeable Shares is an information statement informing holders of Exchangeable Shares in greater detail of their rights with respect to voting at the Annual Meeting and instructing such holders as to how to exercise such rights.

Admission Policy for Annual Meeting

   Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock on March 27, 2002, and invited guests of Mattel.

  If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a "record holder" of Mattel stock on March 27, 2002. A "record holder" of stock is someone whose shares of stock are registered in his or her name in the records of Mattel's transfer agent. Many stockholders are not "record holders" because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in "street name." If you are unsure as to whether you were a record holder of Mattel common stock on March 27, 2002, please call Mattel's transfer agent, EquiServe Trust Company, N.A., at 1-800-730-4001.

  If you were a record holder of Mattel common stock on March 27, 2002, then you must bring:

  . valid personal identification (such as a driver's license or passport), and

  . the Admission Ticket enclosed with this Proxy Statement.

  At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of March 27, 2002.

  If a broker, bank or other nominee was the record holder of your shares of Mattel common stock on March 27, 2002, then you must bring:

  . valid personal identification (such as a driver's license or passport), and

  . the Admission Ticket enclosed with this Proxy Statement, and

  . proof that you owned shares of Mattel common stock on March 27, 2002.

  Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned Mattel common stock on March 27, 2002, or
(2) a brokerage account statement indicating that you owned Mattel common stock on March 27, 2002.

  If you acquired your shares of Mattel common stock after March 27, 2002, then you must bring:

  . valid personal identification (such as a driver's license or passport), and

  . proof that you own shares of Mattel common stock.

    Examples of proof of ownership include the following:

    . If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a recent letter from your bank or broker stating that you own Mattel common stock, or (2) a recent brokerage account statement indicating that you own Mattel common stock; or

    . If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation of your acquisition of the stock.

  If you are a proxy holder for a stockholder of Mattel, then you must bring:

  . The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock on March 27, 2002, and

  . Valid personal identification (such as a driver's license or passport), and

  . If the stockholder whose proxy you hold was not a record holder of Mattel common stock on March 27, 2002, proof of the stockholder's ownership of shares of Mattel common stock on March 27, 2002, in the form of a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock on March 27, 2002.

  You may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

Voting by Mail

  If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed postage-prepaid envelope. If the envelope is missing, please mail your completed proxy card to the following address: Proxy Services, EquiServe, P.O. Box 9381, Boston, MA 02205.

Internet And Telephone Voting

  As an alternative to using the paper proxy card to vote, Mattel stockholders may vote electronically via the Internet or by telephone. The telephone and Internet voting procedures use a control number to authenticate stockholders of record and allow you to vote your shares and confirm that your instructions have been properly recorded.

  If you were a record holder of Mattel common stock on March 27, 2002, you may vote your shares by calling the toll-free number on the proxy card or by voting on the Internet at the address stated on the proxy card.

  If a bank, broker or other nominee was the record holder of your shares of Mattel common stock on March 27, 2002, you will be able to vote by telephone or on the Internet by following the instructions on the proxy form that you receive from your bank, broker or other nominee.

Single Set of Disclosure Materials; "Householding"

  To reduce the expense of delivering duplicate disclosure materials to our stockholders, we are taking advantage of new "householding" rules that permit us to deliver a single copy of our annual report, proxy statement and any information statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each record stockholder will continue to receive a separate notice of meeting and proxy card or voting instruction card. Also, householding will not in any way affect dividend check mailings.

How to Obtain a Separate Set of Materials

  If you share an address with another Mattel stockholder and your household received only one set of Mattel's annual report and proxy statement, you may call Mattel's transfer agent, EquiServe, at 1-800-730-4001, to request a separate copy of these materials at no cost to you. You may also write to EquiServe at P.O. Box 43010, Providence, Rhode Island 02940-3010.

How to Change Your "Householding" Status for the Future

  If you would like to receive your own additional set of Mattel's disclosure documents in the future, please follow the instructions given below. Similarly, if you share an address with another Mattel stockholder and together both of you would like to receive only a single set of Mattel's disclosure documents, please follow these instructions:

  If you are the record holder of your shares of Mattel stock, please contact Mattel's transfer agent, EquiServe, and inform them of your request. You may either call EquiServe at 1-800-730-4001 or write to EquiServe at P.O. Box 43010, Providence, Rhode Island 02940-3010.

  If a broker, bank or other nominee is the record holder of your shares of Mattel stock, please call the toll free telephone number that appears on your voting instruction form, or contact your broker, bank or other nominee.

                             PRINCIPAL STOCKHOLDERS

  As of March 29, 2002, Mattel knows of no persons who own beneficially, or who may be deemed to own beneficially, more than 5% of Mattel's common stock. As of March 29, 2002, Mattel knows of no persons who own beneficially, or may be deemed to own beneficially, more than 5% of the Exchangeable Shares. For more information regarding the Exchangeable Shares, please see "General Information--Record Date, Shares Outstanding and Voting" and "General Information--Exchangeable Shares."

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 29, 2002, by (1) each director and nominee for director, (2) the Chief Executive Officer and each of the four other most highly compensated executive officers of Mattel as of December 31, 2001, and
(3) all current directors and executive officers of Mattel as a group. None of the individuals listed below own any Exchangeable Shares.

                                                                            Amount and
                                                                             Nature of
Name of Beneficial                                                           Beneficial
Owner                                   Position with Mattel                Ownership(1)
------------------       -------------------------------------------------- -----------
Eugene P. Beard          Director..........................................     57,500(2)
Matthew C. Bousquette    President Boys/Entertainment......................  1,466,842(2)
Dr. Harold Brown         Director..........................................     78,945(2)(3)
Robert A. Eckert         Chairman of the Board and Chief Executive Officer.  2,764,101(2)(4)
Kevin M. Farr            Chief Financial Officer...........................    841,652(2)
Adrienne Fontanella      President Girls/Barbie............................  1,142,000(2)
Neil B. Friedman         President Fisher-Price Brands.....................  1,437,720(2)
Tully M. Friedman        Director..........................................    135,000(2)(5)
Ronald M. Loeb           Director..........................................    203,795(2)
Dr. Andrea L. Rich       Director..........................................     15,000(2)
William D. Rollnick      Director..........................................    315,070(2)
Christopher A. Sinclair  Director..........................................     29,950(2)
G. Craig Sullivan        Director..........................................     30,850(2)(6)
John L. Vogelstein       Director..........................................  1,285,000(2)
Kathy Brittain White     Director..........................................     15,000(2)(7)
Ralph V. Whitworth       Director..........................................  6,452,880(2)(8)
All current Directors and
 Executive Officers,
 as a group (23 persons)..................................................  17,928,523(9)

--------
(1) Except for Mr. Whitworth, who may be deemed to control approximately 1.5% of Mattel's common stock, no director or executive officer named above owns or controls or may be deemed to beneficially own or control 1.0% or more of any class of capital stock of Mattel. Except as otherwise noted, the directors and officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes shares of common stock that the following directors and executive officers have the right to acquire by exercise of options within 60 days following March 29, 2002: Mr. Beard, 17,500; Mr. Bousquette, 1,428,842; Dr. Brown, 35,000; Mr. Eckert, 2,250,000; Mr. Farr, 836,652; Ms.
     Fontanella, 1,142,000; Mr. Neil Friedman, 1,437,720; Mr. Tully M. Friedman, 35,000; Mr. Loeb, 120,000; Dr. Rich, 5,000; Mr. Rollnick, 85,000; Mr. Sinclair, 26,250; Mr. Sullivan, 16,250; Mr. Vogelstein, 35,000; Ms. White, 15,000; and Mr. Whitworth, 17,500.

(3) 43,945 of these shares are held in the Harold and Colene Brown Family Trust, as to which Dr. Brown shares voting and investment authority with his spouse.

(4)  Includes 514,101 vested deferrable restricted stock units.

(5) 100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

(6) 10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 4,600 of these shares are held by Mr. Sullivan's spouse as trustee of the Maureen O'Brien Sullivan Living Trust dated May 14, 1993.

(7)  Ms. White was appointed a director of Mattel effective December 17, 2001.

(8) 6,435,380 of these shares are held by various limited partnerships and managed accounts controlled by Relational Investors LLC ("RILLC"). Mr. Whitworth is one of the four managing members of RILLC and in that capacity he shares dispositive and voting authority with respect to the shares. Mr. Whitworth disclaims beneficial ownership of the shares held by entities controlled by RILLC, except to the extent of his pecuniary interest therein.

(9) The amount stated represents approximately 4.1% of the outstanding shares of common stock. The amount stated also includes an aggregate of 9,134,232 shares of common stock that may be acquired upon the exercise of options within 60 days following March 29, 2002, which represents approximately 2.1% of the outstanding shares of common stock.

                                   PROPOSALS

  A total of three proposals are set forth in this Proxy Statement. The Board of Directors considered each proposal on March 6, 2002, and the recommendation of the Board of Directors on each proposal is set forth herein.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  Twelve directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast, pursuant to the enclosed proxy card, for such substitute nominee or nominees as may be nominated by the Board of Directors or an authorized committee thereof. Management presently believes that each of the persons named will be available to serve. As discussed in "Quorum, Broker Voting, Cumulative Voting for Directors and Effect of Abstentions," the election of directors shall be determined by a plurality of the votes cast at the Annual Meeting, with the twelve candidates who receive the highest number of affirmative votes being elected.

  No arrangement or understanding exists between any nominee and Mattel or, to Mattel's knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, except that Mr. Eckert's employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board and Mattel's Bylaws provide that the Chairman of the Board shall be a director of Mattel. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

Information Concerning Nominees to the Board of Directors

  Information is set forth below concerning the nominees for election as directors. All of the nominees are incumbent directors. Each nominee has furnished the information as to his or her beneficial ownership of common stock as of March 29, 2002, and the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

                                                                      Director
 Name                        Principal Occupation or Position     Age  Since
 ----                     -------------------------------------   --- --------
 Eugene P. Beard......... Vice Chairman, Finance and Operations    67   2000
                           (retired), Employee/Advisor, The
                           Interpublic Group of Companies, Inc.
                           (also a Director of Brown Brothers
                           Harriman 59 Wall Street Fund,
                           Bessemer Trust Company, Old Westbury
                           Funds and Sand Hill Partners Fund
                           and a member of the Listed Company
                           Advisory Committee to the New York
                           Exchange Board of Directors)
 Dr. Harold Brown........ Managing Director and Senior Advisor     74   1991
                           of Warburg Pincus LLC; Counselor,
                           Center for Strategic and
                           International Studies (also a
                           Director of Philip Morris Companies,
                           Inc. and Evergreen Holdings, Inc.)

                                                                       Director
 Name                        Principal Occupation or Position      Age  Since
 ----                     --------------------------------------   --- --------
 Robert A. Eckert........ Chairman of the Board and Chief           47   2000
                           Executive Officer of Mattel
 Tully M. Friedman....... Chairman and Chief Executive Officer      60   1984
                           of Friedman Fleischer & Lowe, LLC, a
                           private investment firm (also a
                           Director of Levi Strauss & Co.,
                           McKesson Corporation, The Clorox
                           Company, Archimedes Technology Group
                           and Capital Source Holdings LLC)
 Ronald M. Loeb.......... Senior Vice President and General         69   1970
                           Counsel, Williams-Sonoma, Inc.
 Dr. Andrea L. Rich...... President and Director of the Los         58   1998
                           Angeles County Museum of Art
 William D. Rollnick..... Former Chairman of the Board of           70   1984
                           Mattel; Retired Chairman and a
                           Director of Genstar Rental
                           Electronics, Inc.
 Christopher A. Sinclair. Managing Director of Manticore            51   1996
                           Partners, LLC and Operating Partner
                           of Pegasus Capital Advisors, LP (also
                           a Director of Merisant, Inc. and
                           Footlocker Inc.)
 G. Craig Sullivan....... Chairman and Chief Executive Officer      62   2001
                           of The Clorox Company (also a
                           Director of Levi Strauss & Co.)
 John L. Vogelstein...... President and Member of Warburg Pincus    67   1983
                           LLC (also a Director of ADVO, Inc.,
                           and Journal Register Company)
 Kathy Brittain White.... Executive Vice President, e-business,     52   2002
                           and Chief Information Officer of
                           Cardinal Health, Inc. (also a
                           Director of Certegy, Inc. (formerly
                           Equifax Payment Services))
 Ralph V. Whitworth...... Managing Member, Relational Investors     46   2000
                           LLC (also a Director of Waste
                           Management, Inc., Tektronix, Inc. and
                           Apria Healthcare Group Inc., for
                           which he serves as Chairman of the
                           Board)

  Except as described below, each of the directors has served in the principal occupation or position indicated in the table for at least the past five years.

  Mr. Beard has served as an Employee/Advisor of the Interpublic Group of Companies since February 2000. Prior to that, he served as Vice Chairman, Finance and Operations of The Interpublic Group of Companies since October 1995. Prior to that, he was Executive Vice President, Finance and Operations and Chief Financial Officer of The Interpublic Group of Companies for fifteen years.

  Mr. Eckert has been Chairman of the Board of Directors and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America and a subsidiary of Philip Morris Companies Inc., from October 1997 until May 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel.

  Mr. Friedman has served as Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years.

  Mr. Loeb has been Senior Vice President and General Counsel of Williams-Sonoma, Inc., a speciality retailer of home furnishings and cookware, since June 1999. He served as Acting Chief Executive Officer of Mattel from February 2000 until May 2000. Prior to joining Williams-Sonoma,

Inc., he was a senior partner of the law firm of Irell & Manella LLP for more than five years, becoming of counsel to the firm upon his retirement in September 1997.

  Dr. Rich has served as President and Director of the Los Angeles County Museum of Art since November 1995. Prior to that, she served as Executive Vice-Chancellor and Chief Operating Officer of the University of California, Los Angeles, since 1991.

  Mr. Rollnick served as Chairman of the Board of Mattel from February 2000 until May 2000. Mr. Rollnick is also the retired Chairman and a Director of Genstar Rental Electronics, Inc.

  Mr. Sinclair has served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, since February 2001. He has also served as an Operating Partner with Pegasus Capital Advisors, LP, a private equity firm, since June 2000. Mr. Sinclair served as Chairman and Chief Executive Officer of Caribiner International, Inc. from January 1999 to May 2000. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years.

  Ms. White has served as Executive Vice President, e-business, and Chief Information Officer of Cardinal Health, Inc. since 1999. From 1996 to 1999, Ms. White was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999.

  Mr. Whitworth has been a Managing Member of Relational Investors LLC, a private investment management firm, since March 1996. Prior to that he served as president of Whitworth and Associates, a private advisory firm, for more than five years. He is also a partner of Batchelder & Partners, Inc., a financial advisory firm.

                             THE BOARD OF DIRECTORS

Meetings and Remuneration

  During 2001, the Board of Directors held five meetings, and no director attended less than 75% of the aggregate of all Board of Directors meetings and of all meetings held by any committee of the Board of Directors on which he or she served, except that Tully M. Friedman attended 64% of the aggregate of all Board of Directors meetings and all meetings of the committees of the Board of Directors on which he served.

  Non-employee members of the Board of Directors receive an annual retainer of $30,000 per year. Each non-employee committee chairman receives an additional annual fee of $4,000 per year and each non-employee committee member receives a fee of $1,500 per committee meeting attended. Directors may elect to defer all or part of their directors' fees under an arrangement that provides for the investment of such fees in Mattel common stock equivalents or in interest-bearing accounts. The distribution of such deferred amounts may be in a lump sum or installments over a period of years commencing on or after the individual ceases to be a director of Mattel. Mattel reimburses directors for their expenses incurred while traveling on Board of Directors business. Pursuant to the terms of the Mattel 1996 Stock Option Plan, upon initial election to the Board of Directors, each new non-employee member of the Board of Directors receives options to purchase 15,000 shares of common stock with an exercise price equal to the fair market value of such stock on the date of grant. The options are immediately exercisable and expire ten years from the date of grant; provided, however, that the options terminate 90 days after the director ceases to be a member of the Board of Directors unless the director ceases to be a member of the Board of Directors as a result of death or disability, in which case the date is extended to one year from the date the director ceases to be a member of the Board of Directors. Upon each annual re-election, each non-employee member of the Board of Directors receives options to purchase an additional number of shares of common stock designed to recognize continued service on the Board of Directors. Directors with five or fewer years of service receive options to purchase 5,000 shares of common stock and directors with more than five years of service receive options to purchase 10,000 shares of common stock, each with an exercise price equal to the fair market value of such stock on the date of grant. The options vest annually over four years at a rate of 25% for each year, and such options expire ten years from the date of grant; provided, however, that such options terminate 90 days after the director ceases to be a member of the Board of Directors, unless the director ceases to be a member of the Board of Directors as a result of death or disability, in which case the date is extended to one year from the date the director ceases to be a member of the Board of Directors.

  The Board of Directors has adopted policies regarding non-employee director stock ownership and retention of shares purchased upon exercise of stock options. Under the policy, each non-employee member of the Board of Directors will have up to five years from the later of adoption of the policy in 1998 or joining the Board of Directors to attain target minimum levels of stock ownership. In addition, during their service on the Board of Directors, each non-employee member of the Board of Directors must either hold his or her options to purchase shares of common stock or, if exercised, must hold the underlying shares of common stock until he or she ceases to be a member of the Board of Directors.

  Mr. Eckert serves as Chairman of the Board and Chief Executive Officer of Mattel. For a description of Mr. Eckert's compensation, see "Employment Agreements--Employment Agreement with Robert A. Eckert."

Committees

  Mattel's Audit Committee is chaired by Mr. Rollnick and includes Mr. Beard, Mr. Loeb, Dr. Rich and Mr. Vogelstein as members. During 2001, the Audit Committee held seven meetings. The primary functions of the Audit Committee are to assist the Board of Directors in the selection, evaluation and, where appropriate, replacement of the outside auditor; to meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed; to review and discuss the audited financial statements with Mattel's management; and to discuss with the outside auditor and the senior internal auditing executive, at least annually, the adequacy and effectiveness of Mattel's accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

  Mattel has an Executive/Finance Committee chaired by Mr. Vogelstein that includes Messrs. Friedman, Loeb and Rollnick as members. During 2001, the Executive/Finance Committee held three meetings. The Executive/Finance Committee may exercise all the powers of the Board of Directors, subject to limitations of applicable law, between meetings of the Board of Directors.

  Mattel has a Nominations/Corporate Governance Committee chaired by Mr. Loeb that includes Dr. Rich and Messrs. Friedman, Vogelstein and Whitworth as members. Mr. Sullivan became a member of the Nominations/Corporate Governance Committee in May 2001. During 2001, the Nominations/Corporate Governance Committee held three meetings. Its primary function is to make recommendations to the Board of Directors with respect to matters relating to the composition and membership of the Board of Directors and the Board's governance responsibilities. The Nominations/Corporate Governance Committee also works closely with the Chief Executive Officer and other members of Mattel's management to assure that Mattel is governed effectively. Sitting as a nominating committee, it screens candidates to fill vacancies on the Board of Directors and makes recommendations to the full Board of Directors as to such candidates.

  Mattel has a Compensation/Options Committee chaired by Mr. Vogelstein that includes Messrs. Beard, Rollnick, Sinclair and Whitworth as members. During 2001, the Compensation/Options Committee held five meetings. The primary functions of the Compensation/Options Committee are to review and approve compensation to be provided to executive officers of Mattel, and to act as an administrator of the stock option and incentive compensation plans for Mattel's employees.

  Mattel has a Pension Committee chaired by Mr. Sinclair that includes Dr. Brown as a member. During 2001, the Pension Committee held three meetings. Its primary function is to oversee the operation of Mattel's pension and employee retirement and savings plans by reviewing investment and financial performance, the selection of investment managers, trustees and other fiduciaries, and monitoring the administration of the plans.

  The members of Mattel's Board of Directors also serve as the members of the Mattel Children's Foundation. The Mattel Children's Foundation has a Board of Directors composed of Mr. Beard, Dr. Brown and Dr. Rich. Mr. Beard became a member of the Board of Directors of the Mattel Children's Foundation in March 2001. During 2001, the Board of Directors of the Mattel Children's Foundation held three meetings. The Board of Directors of the Mattel Children's Foundation provides direction to and approves the budget and major expenditures for the Mattel Children's Foundation. Funded annually from Mattel's corporate profits, the Mattel Children's Foundation supports a variety of programs and organizations that primarily benefit children in need.

Compensation Committee Interlocks and Insider Participation

  During 2001, Messrs. Vogelstein, Beard, Rollnick, Sinclair and Whitworth served on the Mattel Compensation/Options Committee. There were no interlocks with other companies within the meaning of the Securities and Exchange Commission's proxy rules during 2001. None of the members of the Compensation/Options Committee is or has been an officer or employee of Mattel or any of its subsidiaries.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

                         REPORT OF THE AUDIT COMMITTEE

  To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee covering Mattel's fiscal year ended December 31, 2001, shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

  The Audit Committee of Mattel's Board of Directors is comprised of independent directors as required by the listing standards of the New York Stock Exchange, provided that Mr. Loeb serves on the Audit Committee despite having served as Acting Chief Executive Officer of Mattel from February to May 2000. Mr. Loeb was not a member of the Audit Committee during the brief period during which he served as Acting Chief Executive Officer. In connection with the departure of Mattel's former Chief Executive Officer on February 3, 2000, Mr. Loeb agreed to the request of the Board of Directors that he serve on an interim basis as the Acting Chief Executive Officer of Mattel. Mr. Loeb stepped down as Acting Chief Executive Officer on May 15, 2000, in connection with
Mr. Eckert's appointment as Mattel's new Chief Executive Officer. Mr. Loeb had been a long-term, valued member of the Audit Committee prior to the time that, due to unusual and exigent circumstances, Mattel's Board of Directors asked him to serve as Acting Chief Executive Officer. After his service as Acting Chief Executive Officer ended, Mattel's Board of Directors determined, pursuant to the listing standards of the New York Stock Exchange, that Mr. Loeb's unique situation presented exceptional circumstances pursuant to which his continued service on the Audit Committee was required in the best interests of Mattel and its stockholders.

  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The role of the Audit Committee is to oversee Mattel's financial reporting process on behalf of the Board of Directors. Management of Mattel has the primary responsibility for Mattel's financial statements as well as Mattel's financial reporting process, principles and internal controls. Mattel's independent auditors are responsible for performing an audit of Mattel's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

  In this context, the Audit Committee has reviewed and discussed the audited financial statements of Mattel as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Mattel.

  The Audit Committee has also considered whether the independent auditors' provision of non-audit services to Mattel is compatible with maintaining the auditors' independence.

  Although the members of the Audit Committee are financially literate and at least one of the members of the Audit Committee has accounting or related financial management expertise, the members of the Audit Committee are not engaged in the accounting or auditing profession. Accordingly, in the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of Mattel and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that Mattel's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that Mattel's auditors meet the applicable standards for auditor independence.

  Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mattel's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          William D. Rollnick (Chairman)
                                          Eugene P. Beard
                                          Ronald M. Loeb
                                          Dr. Andrea L. Rich
                                          John L. Vogelstein

                  REPORT OF THE COMPENSATION/OPTIONS COMMITTEE

  To the fullest extent permitted under applicable laws and regulations, the following Report of the Compensation/Options Committee covering Mattel's fiscal year ended December 31, 2001, and the performance graph that follows shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. To the fullest extent permitted under applicable laws and regulations, the Report and the Performance Graph that follows shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

General

  The Compensation/Options Committee, a committee composed entirely of directors who have never served as officers of Mattel, reviews and approves compensation to be provided to executive officers of Mattel, and acts as an administrator of the stock option and incentive compensation plans for Mattel's employees. In evaluating the performance of members of senior management, the Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The Compensation/Options Committee met five times during 2001.

Statement on Philosophy of Executive Compensation

  In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other senior executives of Mattel, the Compensation/Options Committee is guided by three basic principles:


  . Mattel must offer competitive salaries and other benefits to be able to attract, retain and motivate highly-qualified and experienced executives;

  . Cash compensation for executives in excess of base salaries should be tied to Mattel's performance, individual performance or both; and

  . The financial interests of Mattel's executives should be aligned with the financial interests of the stockholders, primarily through equity programs and short- and long-term incentive plans.

  Mattel benchmarks its total compensation levels by comparing itself to other large, global, consumer brand organizations, in order to make Mattel's compensation opportunities competitive with what other leading organizations are providing. Mattel compares its pay to leading companies because Mattel wants to attract and retain talented employees who will lead Mattel to greater business success.

Compensation Consultants

  From time to time, the Compensation/Options Committee retains the services of compensation consulting firms to assist Mattel in developing compensation incentive programs on an on-going basis. Such consultants have, at various times, provided data and advice to the Compensation/Options Committee with respect to aspects of the compensation paid to senior executives of Mattel, as well as long-term incentive concepts, annual incentive concepts, appropriate financial and other performance measures, peer group comparisons, stock option plans including premium price plans, dilution resulting from stock option grants and other matters. In 2001, a compensation consultant assisted the Compensation/Options Committee with regard to executive compensation matters, including but not limited to the review of executive severance policies discussed below under the heading "Review of Severance Policies."

  The Board of Directors has adopted a charter for the Compensation/Options Committee which provides, among other things, that the Committee may, at its discretion, utilize a compensation consultant or other professional or expert. The retention and, where appropriate, the termination of such compensation consultant shall be at the sole discretion of the Committee without the participation of any officer or other member of management of Mattel. The compensation consultant shall be "independent," meaning that it shall be free from any relationship with Mattel or its officers or other members of management (other than providing services to the Committee, Mattel, its officers or other members of management at the direction of the Committee) that the Committee determines, in its sole discretion, would interfere in the exercise of the independent judgment of the compensation consultant.

Base Salaries

  The Compensation/Options Committee establishes the base salaries of executive officers at levels it determines are appropriate in light of the duties and scope of responsibilities of each officer's position. The Compensation/Options Committee reviews executive officer salaries regularly, usually at least once every 12 months, and makes adjustments as warranted to reflect continued individual contributions, sustained performance and competitive market factors. The Compensation/Options Committee measures individual contributions and performance against total annual compensation, including incentive awards, rather than against base salary alone. During the year 2001, the Compensation/Options Committee did not increase the base salaries of Mr. Eckert, Mr. Bousquette, Ms. Fontanella or Mr. Neil Friedman. The Compensation/Options Committee increased the base salary of Mr. Farr from $600,000 per year to $650,000 per year, effective as of July 1, 2001, based upon a review of the competitiveness of Mr. Farr's compensation package,Mr. Farr's sustained performance and his instrumental role in Mattel's ongoing turnaround efforts.

Annual Incentives

  Under the Management Incentive Plan ("MIP"), participants may receive incentive compensation based upon the achievement of specific yearly company, division, affiliate, business unit and international subsidiary financial performance targets for Mattel, as well as individual performance. Under the MIP, the availability of funds for payment is based on Mattel's earnings per share, net of incentive bonuses. The company-wide performance targets, and the corporate group target, are based upon net operating profit after taxes ("NOPAT") less a charge on total capital. Performance targets for each business unit are based on operating profit less a charge for inventory attributable to the business unit goals. In determining individual awards under the MIP, the Compensation/Options Committee also considers individual accomplishments; provided that individual performance is not a component of the MIP for Mr. Eckert, Mr. Bousquette, Mr. Farr,Ms. Fontanella or Mr. Neil Friedman, in compliance with Internal Revenue Code Section 162(m). For 2001, the maximum amounts that executive officers were eligible to receive under the MIP ranged from 65% to 150% of base salary. Under the MIP formula, payments of $802,500, $655,605, $208,650, $345,015 and $281,903 were made to Mr. Eckert, Mr.
Bousquette, Mr. Farr,Ms. Fontanella and Mr. Neil Friedman, respectively, based on the performance of their business units and the company overall.

  For the terms of the 2002 Mattel Incentive Plan (the "Incentive Plan"), which would replace the MIP if the Incentive Plan is approved by Mattel's stockholders, see "Proposal 3--Approval of the 2002 Mattel Incentive Plan and the Material Terms of Its Performance Goals."

Long-Term Incentive Plan

  Executive officers also participate in the Long-Term Incentive Plan ("LTIP") for the performance cycle beginning August 15, 2000 and ending December 31, 2002. Awards under the LTIP are based on Mattel's financial performance over the cycle relative to performance targets relating to its long-range financial goals and are paid in the quarter following the end of the performance cycle. For the 2000-2002 performance cycle, the Compensation/Options Committee based the performance targets on NOPAT, less a charge on total capital. In November 2000, the Compensation/Options Committee established, in writing, the level of each executive's participation and threshold, target and maximum levels for the performance criteria that had to be achieved before incentive payments would be awarded under the LTIP. No award payments were made under the LTIP in 2001.

Equity-Based Incentive Compensation

  The Mattel 1996 Stock Option Plan (the "1996 Plan") authorizes the Compensation/Options Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. Stock options are granted under the 1996 Plan with an exercise price equal to the market price of Mattel's common stock on the date of grant and generally vest semi-annually over three years. This approach is designed to motivate management to increase stockholder value over the long-term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the number of options awarded, the Compensation/Options Committee considers competitive practices, the duties and scope of responsibilities of each executive's position and the amount and terms of options already held by management.

  The 1997 Premium Price Stock Option Plan (the "PPO Plan") authorizes the Compensation/Options Committee to make grants and awards of stock options and tandem limited stock appreciation rights. Stock options are granted under the PPO Plan with an exercise price in excess of the market price of Mattel's common stock on the date of the grant. Options granted under the PPO Plan are exercisable and terminate at such time as may be determined by the Compensation/Options Committee. The primary purpose for the Compensation/Options Committee's granting of such premium price stock options is to provide strong incentive to increase Mattel's value during the term of the options.

  In 2001, no stock options were granted to Mr. Eckert, Mr. Bousquette, Ms. Fontanella, Mr. Neil Friedman or Mr. Farr.

  The Compensation/Options Committee believes that significant equity interests in Mattel held by its executives more closely align the interests of stockholders and management. In light of this belief and effective January 1, 1995, Mattel established stock ownership guidelines for senior executives. Those executives to whom the guidelines apply have up to five years to attain target minimum levels of stock ownership, based on an ascending scale commensurate with their level in Mattel. Compliance with these guidelines, while not mandatory, is taken into consideration when the Committee grants stock options.

Compensation of the Chief Executive Officer

  Mr. Eckert's Employment Agreement dated as of October 18, 2000, effective as of May 16, 2000, established the terms and conditions of his employment with Mattel, including a minimum base salary, minimum levels of participation in incentive plans, the minimum benefits to which he was entitled under the compensation plans available to Mattel's executive officers and payments or benefits to which he would be entitled upon termination of his employment. See "Employment Agreements" below. The Compensation/Options Committee typically reviews the base salary of the Chief Executive Officer at least every 12 months pursuant to the same policies the Committee uses to evaluate the base salaries of the other executive officers. Mr. Eckert's compensation was reviewed by the Committee during the year 2001 and was not increased, based upon an assessment of the competitiveness of his total compensation package and the existing economic environment.Mr. Eckert's compensation is tied directly to Mattel's financial performance through Mr. Eckert's stock options and deferrable restricted stock units, as well as through his participation in Mattel's incentive plans; incentive awards to Mr. Eckert under Mattel's incentive plans are determined based upon Mattel's financial performance.

Review of Severance Practices

  During 2001, the Compensation/Options Committee undertook a review of Mattel's severance practices. The Committee was assisted in its review by a compensation consultant, which undertook an independent evaluation of Mattel's severance practices, including but not limited to executive severance pay practices. The Compensation/Options Committee's review included, among other things, consideration of the following three questions:

  (1) Under what circumstances would Mattel grant departing executives severance benefits that significantly exceed those that are contractually required?

  (2) Should Mattel take into consideration the impact of executive severance packages on the morale of other employees?

  (3) Does rewarding executives who have failed to meet their objectives with large severance packages inhibit the creation of appropriate incentives for new corporate leaders?

  After considering and discussing these matters in detail, the Compensation/Options Committee's conclusions with regard to these three questions were summarized as follows:

  (1) As a general rule, Mattel would not grant a departing executive severance benefits that would significantly exceed the severance benefits required to be provided pursuant to the departing executive's employment contract with Mattel. This is particularly true when an executive is departing as a result of poor performance. However, the Committee believes it is prudent to retain the flexibility to override this general rule in extraordinary circumstances.

  (2) The Committee will seek to understand the impact of executive severance packages on other Mattel employees. An approach has now been established at Mattel to facilitate the collection and analysis of information with regard to employee morale and related issues.

  (3) The competitive market for high-quality executive talent often influences employment practices such as the inclusion of severance package provisions in an executive's employment contract and the content of the provisions included. The Committee will continue in the future to review severance practices, taking into account the market for executive talent, the potential effect on incentives for new corporate leaders and other factors, and the Committee may choose to work with an independent consultant on any issues as to which the Committee perceives that an independent consultant's assessment would be appropriate.

Internal Revenue Code Section 162(m)

  As one of the factors in its review of compensation matters, the Compensation/Options Committee considers the anticipated tax treatment to Mattel and to its executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights or on whether such plans qualify as "performance-based" plans under the provisions of the tax laws. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation/Options Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation/Options Committee will not necessarily limit executive compensation to the amount deductible under Section 162(m) of the Internal Revenue Code, as amended. The Compensation/Options Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          COMPENSATION/OPTIONS COMMITTEE

                                          John L. Vogelstein (Chairman)
                                          Eugene P. Beard
                                          William D. Rollnick
                                          Christopher A. Sinclair
                                          Ralph V. Whitworth

                               PERFORMANCE GRAPH

  The following graph compares the performance of Mattel common stock with that of the S&P 500 Index, the S&P Consumer Goods Index and the S&P 500 Consumer Staples Index. In the Performance Graph in last year's proxy statement, Mattel compared itself with the S&P Consumer Goods Index, but this Index was discontinued as of January 15, 2002. As a result, Mattel has selected a different published industry index, the S&P 500 Consumer Staples Index, to be used on an ongoing basis. In order to provide continuity among last year, this year and future years, Mattel is including in this year's Performance Graph a comparison to the S&P 500 Consumer Staples Index as well as to the S&P Consumer Goods Index. The Cumulative Total Return listed below assumes an initial investment of $100 and reinvestment of dividends.

                Comparison of Five Year Cumulative Total Return
      Mattel, Inc., S&P 500, S&P Consumer Goods Index and S&P 500 Consumer
                           Staples Index 1996 to 2001



                        [PERFORMANCE GRAPH APPEARS HERE]

CUMULATIVE TOTAL RETURN             1996  1997    1998    1999    2000    2001
-----------------------             ---- ------- ------- ------- ------- -------
S&P 500............................ $100 $133.10 $170.82 $206.50 $187.85 $165.59
S&P Consumer Goods Index........... $100 $136.98 $183.97 $184.88 $201.21 $188.94
S&P 500 Consumer Staples Index..... $100 $130.52 $148.63 $123.99 $141.93 $130.15
Mattel, Inc........................ $100 $135.21 $ 86.42 $ 49.56 $ 55.54 $ 66.35

  Mattel's senior management team has changed significantly since 1999. All of Mattel's named executive officers for the year 1998 left their positions with Mattel by the end of the first quarter of the year 2000. The following executive officers joined Mattel after the first quarter of the year 2000: the Chairman and Chief Executive Officer; the Executive Vice President, Worldwide Operations; the Executive Vice President, Business Planning and Development; the Chief Information Officer; and the Senior Vice President and Corporate Controller.

                           SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of Mattel who served in such capacities on December 31, 2001 (the "Named Executive Officers"), for service during each of the last three fiscal years.

                                                                     Long-Term Compensation
                                                                --------------------------------
                                     Annual Compensation                 Awards          Payouts
                              --------------------------------- ------------------------ -------
                                                      Other
                                                      Annual     Restricted  Securities   LTIP    All Other
Name and Principal                         Bonus   Compensation Stock Awards Underlying  Payout  Compensation
Position                 Year Salary ($)  ($)(1)       ($)          ($)      Options (#)   ($)      ($)(2)
------------------       ---- ---------- --------- ------------ ------------ ----------- ------- ------------
Robert A. Eckert(3)..... 2001 1,250,000    802,500        --            --           --     --     130,302
 Chairman of the Board   2000   788,986  4,034,874   118,872     7,711,516    3,000,000     --      73,112
 and Chief Executive
 Officer

Matthew C. Bousquette... 2001   850,000    665,605        --            --           --     --      78,888
 President               2000   756,986    542,500    60,654            --    1,000,000     --      68,876
 Boys/Entertainment      1999   438,464    250,000        --            --      395,630     --      40,712

Kevin M. Farr(4)........ 2001   625,000    208,650        --            --           --     --      56,182
 Chief Financial Officer 2000   568,269    262,000        --            --      600,000     --      52,332
                         1999   286,542    200,000        --            --           --     --      27,121

Adrienne Fontanella..... 2001   850,000    345,015        --            --           --     --      78,843
 President               2000   756,986    641,300    97,203            --    1,000,000     --      69,001
 Girls/Barbie            1999   430,769    565,000   173,477            --      500,000     --      39,375

Neil B. Friedman........ 2001   850,000    281,903        --            --           --     --      41,313
 President               2000   756,986    566,800        --            --    1,000,000     --      34,008
 Fisher-Price Brands     1999   442,308    250,000        --            --      224,560     --      22,385

--------
(1) Bonus awards for Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella and Mr. Neil Friedman for 2001 represent awards payable under the Management Incentive Plan based on the performance of Mattel and, with regard to Mr. Bousquette, Ms. Fontanella and Mr. Neil Friedman, based on the performance of the executive's respective business unit. These awards totaled $802,500, $665,605, $208,650, $345,015 and $281,903 for Mr. Eckert, Mr. Bousquette,
    Mr. Farr, Ms. Fontanella, and Mr. Neil Friedman, respectively.

(2) 2001 amounts consist of the taxable portion of premiums on life insurance provided by Mattel for Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella and Mr. Neil Friedman of $3,506, $1,801, $1,661, $1,822 and $4,994,
    respectively; contributions by Mattel on the executives' behalf to Mattel's Personal Investment Plan and PIP Excess Plan of $125,000, $76,566, $54,000, $76,500 and $34,000, respectively; and premiums on personal liability insurance provided by Mattel in the amount of $521 for each of Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella and Mr. Neil Friedman. The 2001 amount for Mr. Eckert also includes $1,275 in respect of premiums on additional life insurance provided by Mattel pursuant to Mr. Eckert's employment agreement. The 2001 amount for Mr. Neil Friedman also includes a $1,798 gross-up with respect to Medicare taxes on the value of vested SERP benefits.

(3) Mr. Eckert joined Mattel in May 2000, and therefore the 2000 salary amount represents a partial year.

(4) Mr. Farr's salary was increased effective July 1, 2001 from $600,000 per year to $650,000 per year.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

  No stock option or SAR grants were made to Mr. Eckert, Mr. Bousquette, Mr. Farr,Ms. Fontanella or Mr. Neil Friedman in Mattel's fiscal year ended December 31, 2001.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                     Values

                                                       Number of Securities      Value of Unexercised
                                                      Underlying Unexercised         In-the-Money
                                                         Options/SAR's at           Options/SARs at
                                                             FY-End(#)                FY-End($)(1)
                         Shares Acquired    Value    ------------------------- -------------------------
Name                     on Exercise(#)  Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ----------- ----------- ------------- ----------- -------------
Robert A. Eckert........        --            --      1,500,000    1,500,000    8,925,000    8,925,000
Matthew C. Bousquette...        --            --      1,082,027      547,815    3,777,500    2,313,750
Kevin M. Farr...........        --            --        736,652      260,000    2,113,252    1,744,500
Adrienne Fontanella.....        --            --        734,500      612,500    3,761,250    2,313,750
Neil B. Friedman........        --            --      1,175,440      462,280    3,761,250    2,313,750

--------
(1) This table gives information for options exercised by each of the Named Executive Officers in 2001 and the value of unexercised in-the-money options at the fiscal year-end. The value of unexercised in-the-money options/SARs at fiscal year-end is calculated based on the market value of the underlying common stock, minus the exercise price, and assumes sale of the underlying common stock on December 31, 2001, at a price of $17.20 per share, the fair market value of Mattel's common stock on such date.

                         LONG-TERM INCENTIVE PLANS (1)

                                         Performance
                                          Or Other    Estimated Future Payouts Under
                            Number of      Period      Non-Stock Price-Based Plans
                          Shares, Units     Until    --------------------------------
                         Or Other Rights Maturation  Threshold    Target    Maximum
Name                           (#)        Or Payout     ($)        ($)        ($)
----                     --------------- ----------- --------------------- ----------
Robert A. Eckert........        --        12/31/02    2,000,000  4,000,000  8,000,000
Matthew C. Bousquette...        --        12/31/02      750,000  1,500,000  3,000,000
Kevin M. Farr...........        --        12/31/02      500,000  1,000,000  2,000,000
Adrienne Fontanella.....        --        12/31/02      750,000  1,500,000  3,000,000
Neil B. Friedman........        --        12/31/02      750,000  1,500,000  3,000,000

--------
(1) The table provides information regarding a performance cycle under Mattel's LTIP that began in 2000; no new performance cycle was established in 2001. For purposes of determining bonuses payable under Mattel's LTIP for the performance cycle beginning August 15, 2000 and ending December 31, 2002, the Compensation/Options Committee established in November 2000 the participation levels for each of Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella, and Mr. Neil Friedman and the LTIP performance objectives. The performance objectives are based on NOPAT less a charge on total capital. No award payments were made under the LTIP in 2001.

                                RETIREMENT PLANS

  The Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended (the "SERP") was originally adopted by Mattel effective May 1, 1996, and amended effective November 4, 1999. An employee must be selected by the Chief Executive Officer in order to participate in the SERP. Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella and Mr. Neil Friedman participate in the SERP. Under the SERP, in most cases a vested participant with five to 15 years of service will be entitled to a yearly benefit for his or her lifetime beginning at age 60 equal to (1) 25% of the participant's final average compensation (the average annual compensation during the final three years of employment), multiplied by (2) a fraction, not in excess of one, equal to the number of months of service credited to the participant divided by 180. In most cases, a vested participant with more than 15 years of service will be entitled to a yearly benefit for his or her lifetime beginning at age 60 equal to (1) 25% of the participant's final average compensation, plus (2) an additional 0.1666% for each month of credited service after 15 years, up to a maximum total percentage of 35%. A participant vests upon completing five years of service and attaining age 55. The compensation used in determining final average compensation under the SERP is the participant's base salary plus bonuses paid under the MIP. The SERP is currently unfunded.

  The following table shows the estimated annual benefit that would be payable to participants in the SERP at age 60.

                        Approximate Annual Retirement Benefits Retiring at
                                              Age 60
                        ---------------------------------------------------------
          Final
         Average         5 Years       10 Years of     15 Years of      20 Years
       Compensation     of Service       Service         Service       of Service
       ------------     ----------     -----------     -----------     ----------
       $   300,000       $ 25,000       $ 50,000        $ 75,000       $  105,000
           400,000         33,333         66,667         100,000          140,000
           500,000         41,667         83,333         125,000          175,000
           750,000         62,500        125,000         187,500          262,500
         1,000,000         83,333        166,667         250,000          350,000
         2,000,000        166,667        333,333         500,000          700,000
         3,000,000        250,000        400,000         750,000        1,050,000

  At December 31, 2001, final average compensation under the SERP for Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella and Mr. Neil Friedman was $3,000,000, $908,976, $618,937, $960,498 and $867,780, respectively, and the years of service with Mattel were 1.6, 12.0, 10.2, 5.6 and 4.6, respectively. The SERP benefit is computed as a lifetime payment and is not reduced for Social Security.

  Mr. Neil Friedman also participates in the Fisher-Price Pension Plan and Fisher-Price Deferral and Compensation Adjustment Benefit Plan. Under the Fisher-Price Pension Plan, a participant accrues a benefit each year equal to 1.4% of compensation plus 0.4% of compensation in excess of 150.1% of Social Security covered compensation. Compensation includes base salary and bonus paid under the MIP. The benefit is payable at age 65 as an unreduced lifetime payment and is not reduced for Social Security. The Fisher-Price Deferral and Compensation Adjustment Benefit Plan makes up for benefits that cannot be provided under the Fisher-Price Pension Plan due to the limitation on pensionable pay under section 401(a)(17) of the IRS Code. Mr. Neil Friedman's projected annual benefit, assuming level continuation of compensation, payable at normal retirement age is $126,271.

  In addition, pursuant to amendments, each dated July 20, 2000, to the respective employment agreements of Ms. Fontanella and Mr. Bousquette, in the event that the employment of

Ms. Fontanella or Mr. Bousquette, respectively, is terminated by Mattel without cause or by the executive for good reason after the executive has attained fifty-two years of age, the executive's benefits under the SERP will be fully vested. Furthermore, pursuant to an amendment dated November 14, 2000 to Mr. Neil Friedman's employment agreement, in the event that Mr. Friedman's employment is terminated by Mattel without cause, by Mr. Friedman for good reason or by Mr. Friedman as a result of his retirement after the age of 55, his benefits under the SERP will be fully vested and, in lieu of the payments provided under the SERP, he will be entitled to an annual benefit of $300,000 for his lifetime, regardless of his years of service, age, actual compensation or average compensation. Mr. Friedman also agreed in this amendment that he had no intention, other than as a result of physical limitations beyond his control, to retire prior to the age of 58.

  Pursuant to an amendment dated March 6, 2002 to Mr. Farr's employment agreement, certain provisions of Mr. Farr's employment agreement relating to the calculation of SERP benefits were revised. Mr. Farr's employment agreement had previously provided that if (a) Mattel terminated his employment for other than cause or disability, or if Mr. Farr terminated his employment for good reason (in each case, other than within 18 months following a change of control), (b) within 18 months following a change of control, Mr. Farr terminated his employment for good reason or Mattel or the surviving entity terminated Mr. Farr's employment other than for cause or disability or (c) within the 30 day period immediately following the six month anniversary of a change of control Mr. Farr terminated his employment for any reason, then the maximum SERP benefit would be calculated based upon 25% of the average of the final three years of his base salary, plus the average of the greater two out of his three most recent annual bonuses under the MIP or a successor plan. The amendment revised the percentage from 25% to 35%, to make the percentage consistent with a percentage set forth in the SERP itself. See "Employment Agreements--Employment Agreements with Adrienne Fontanella, Matthew C. Bousquette, Neil B. Friedman and Kevin M. Farr."

  For a discussion of provisions of Mr. Eckert's employment agreement relating to the SERP, see "Employment Agreements--Employment Agreement with Robert A. Eckert."

                             EMPLOYMENT AGREEMENTS

  Mattel has entered into employment agreements with each of Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella and Mr. Neil Friedman in order to help assure their continued service. Mr. Eckert entered into an employment agreement dated October 18, 2000 and effective as of May 16, 2000, as described below. Mr. Farr entered into an amended and restated employment agreement dated March 28, 2000, as described below. Each of Mr. Bousquette, Ms. Fontanella and Mr. Neil Friedman entered into employment agreements dated as of January 31, 2000, and effective as of April 1, 1999, as described below.

  Employment Agreement with Robert A. Eckert. Mattel entered into an employment agreement with Mr. Eckert on October 18, 2000, effective as of May 16, 2000, which contains the terms of Mr. Eckert's employment with Mattel and which replaces the letter of intent entered into between Mattel and Mr. Eckert on May 16, 2000.

  The employment agreement provides that Mr. Eckert will serve as Chairman of the Board of Directors and Chief Executive Officer of Mattel and that he will be nominated for election as a director of Mattel. The initial term of Mr. Eckert's employment runs until June 30, 2003. However, each day after June 30, 2000, the term of Mr. Eckert's employment will be automatically extended by one day, so that the remaining term will always be three years, unless Mr. Eckert or Mattel gives notice to the other that the agreement will not be extended. The employment agreement provides that Mr. Eckert will receive a base salary of $1.25 million per year in 2000, and that such base salary will be reviewed no less than once every 18 months and may be increased at any time. Mr. Eckert's base salary was not increased in 2001. Mr. Eckert also received a signing bonus of approximately $2.8 million to compensate him for a management bonus he forfeited by leaving Kraft Foods, Inc.

  The employment agreement provides that Mr. Eckert will participate in and be eligible for bonuses in such annual bonus plans and programs, such as the Mattel Management Incentive Plan (the "MIP"), as may be in effect from time to time. Mr. Eckert's annual target bonus under the MIP and other bonus plans will equal at least 100% of his base salary and his maximum bonus will equal at least 200% of his base salary. Pursuant to the employment agreement, Mr. Eckert was paid a guaranteed minimum 2000 MIP bonus equal to 100% of his annual base salary, without proration. The employment agreement provides that Mr. Eckert will also participate and be eligible for bonuses under such long term bonus plans and programs, such as the Mattel Long-Term Incentive Plan (the "LTIP"), as may be in effect from time to time. The threshold bonus amount payable to Mr. Eckert under the LTIP for the 2000-2002 performance cycle is $2.0 million, the target bonus amount is $4.0 million, and the maximum bonus amount is $8.0 million. Mr. Eckert's participation in any subsequent LTIP performance cycles will be consistent with competitive pay practices generally and with the level of participation by other senior executives of Mattel. Mr. Eckert is eligible to participate in any other incentive plans or programs in effect from time to time with respect to other executives of Mattel.

  The employment agreement provides that Mr. Eckert will participate, on terms not less favorable than the terms offered to other senior executives of Mattel, in any group or executive life, disability insurance plan, medical and dental program, pension, profit sharing, 401(k) and similar benefit plans or other fringe benefits, including a leased automobile, car and driver, personal and home security, financial counseling and tax preparation services and club memberships and dues, offered by Mattel from time to time. In addition to any group or executive life insurance benefits, Mattel must maintain life insurance which will pay Mr. Eckert's beneficiaries a death benefit equal to three times his initial base salary. The employment agreement required Mattel to pay all costs of relocation of Mr. Eckert and his family to California, including temporary living expenses and the opportunity to sell his former residence at appraised value through a relocation firm. Mr. Eckert was also given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to relocation payments from Mattel and with respect to such taxes.

  Upon termination of Mr. Eckert's employment, he will be entitled to receive a supplemental retirement benefit under the SERP for his life which, when added to any benefits payable to Mr. Eckert under all retirement plans of Mattel, will produce an aggregate annual pension benefit payable at age 60 which is not less than 35% of the greater of (1) Mr. Eckert's average annual compensation (salary and annual bonus program bonuses) computed with reference to certain years preceding termination or (2) $2.5 million (the "SERP Benefits"). In the event Mr. Eckert's employment is terminated prior to age 60 for any reason other than termination by Mattel for cause or resignation by Mr. Eckert without good reason, Mr. Eckert will be entitled to the SERP Benefits. In the event Mr. Eckert's employment is terminated by Mattel other than for cause or disability or if Mr. Eckert resigns for good reason, then for the purpose of determining Mr. Eckert's annual compensation for purposes of calculating the SERP Benefits, Mr. Eckert's average annual compensation shall be calculated as if Mr. Eckert had remained employed by Mattel for three additional years and had received for each of those years a base salary at the rate in effect at the time notice of termination was given and a certain amount in respect of bonus. Additionally, in the event Mr. Eckert's employment is terminated prior to age 60 by Mattel for cause or Mr. Eckert resigns without good reason, the amount of SERP Benefits will be reduced by 3% for each full year during the period between such termination or resignation and Mr. Eckert's sixtieth birthday; and in the event such a termination or resignation occurs prior to the fifth anniversary of the commencement of Mr. Eckert's employment with Mattel, the amount of the SERP Benefits, as reduced under the preceding clause, will be further pro-rated by multiplying such amount by a fraction the numerator of which is the number of months Mr. Eckert was employed by Mattel and the denominator of which is 60. In the event Mr. Eckert's employment is terminated prior to age 60, Mr. Eckert may elect to begin to receive SERP Benefits prior to age 60, however the SERP Benefits will be subject to reduction of 3% for each full year that SERP Benefits are commenced prior to age 60. In the event Mr. Eckert's employment is terminated as a result of a change of control of Mattel, the 3% discount for early commencement will be measured from age 55. In the event of Mr. Eckert's death before the SERP Benefits become payable, his wife will receive a survivor annuity for her life equal to 50% of the amount which would have been payable to Mr. Eckert if he had resigned for good reason immediately prior to the date of his death and elected to commence his SERP Benefits immediately. Any such survivor benefit will be reduced by the amount of any pre-retirement survivor benefit payable to Mr. Eckert's wife under Mattel's qualified and nonqualified defined benefit retirement plans.

  The employment agreement provides for an initial grant to Mr. Eckert of options to purchase three million shares of Mattel common stock with an exercise price per share equal to $11.25, which was the fair market value of Mattel's common stock on May 16, 2000, the date Mr. Eckert began employment with Mattel. Twenty-five percent of the options granted to Mr. Eckert were immediately vested and exercisable, and an additional twenty-five percent of such options became vested and exercisable on May 16, 2001. An additional twenty-five percent of such options will become vested and exercisable upon each of May 16, 2002 and May 16, 2003. The options were granted under the Mattel 1996 Stock Option Plan, as amended, and will expire ten years from the date of grant. The employment agreement also provides for a grant of 685,468 deferrable restricted stock units. The grant was made to compensate Mr. Eckert for a grant of restricted stock he forfeited by leaving Kraft Foods, Inc. On each of June 30, 2000, January 31, 2001, and January 31, 2002, twenty-five percent of the deferrable restricted stock units granted to Mr. Eckert became vested. An additional twenty-five percent of such deferrable restricted stock units will become vested on June 30, 2008. The shares issuable as a result of the vesting of such deferrable restricted stock units will be delivered by Mattel to Mr. Eckert by the earlier of: (A) April 1 of the year that next follows the end of the calendar year during which Mr. Eckert ceases to be employed by Mattel; or
(B) 13 months following the earliest date when the entire payment would be tax deductible under all pertinent federal tax laws, including Section 162(m) of the Internal Revenue Code, without affecting the deductibility of $1 million of Mr. Eckert's base salary in any year, as determined by the reasonable belief of the Compensation/Options Committee. Mr. Eckert will also be eligible to receive future grants under Mattel's stock option plans and other stock incentive programs consistent with competitive pay practices generally and with awards made to other senior executives of Mattel.

  The employment agreement provides that Mattel may terminate Mr. Eckert's employment for "cause," as defined in the employment agreement, if two-thirds of the independent directors of the Board determine that "cause" exists. Mr. Eckert may terminate his employment if "good reason" exists, as defined in the employment agreement. "Good reason" includes, among other things, any change in Mr. Eckert's duties, authority or responsibility that is inconsistent with his position as described in the employment agreement, any failure of a successor to Mattel to assume or perform the agreement and any requirement by Mattel that Mr. Eckert be based outside of Los Angeles, in each case without his consent.

  If Mr. Eckert's employment is terminated for cause or if he terminates his employment without good reason, Mattel will pay Mr. Eckert his full base salary and any other accrued obligations through the termination date at the then-effective rate.

  The employment agreement also provides that in the event of a termination of Mr. Eckert's employment by his death, Mr. Eckert's family will receive certain health care benefits and financial counseling for three years and Mr. Eckert's legal representatives will receive any benefits payable to his surviving spouse or other named beneficiaries under the provisions of any applicable Mattel plan or program upon Mr. Eckert's death.

  If Mr. Eckert's employment is terminated as a result of "disability" as defined in the employment agreement, Mr. Eckert will receive disability benefits and until the earlier of (x) the third anniversary of the termination date or (y) the date he accepts other similar employment, Mattel will provide Mr. Eckert certain employee benefits at Mattel's expense, including but not limited to coverage under Mattel's medical, dental and other health care plans, outplacement services, financial counseling and tax preparation services, country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nominal sum. In addition, Mr. Eckert will receive immediately all SERP Benefits for which he is eligible on the termination date.

  If Mattel terminates Mr. Eckert's employment other than for cause, death or disability or he terminates his employment for good reason (in each case, other than within 18 months following a change of control):

  . Mattel will pay Mr. Eckert an amount consisting of:

   (1) his base salary through the termination date at the then-effective rate;

   (2) a current year bonus (the "Bonus") equal to the greater of (a) the average of the two highest MIP bonuses received by him in the last three years, prorated to reflect the number of months of his employment in the current year, (b) the MIP bonus paid to him in 2000 or 2001, whichever is greater and without proration, and (c) the target MIP bonus for the 2000 year;

   (3) an LTIP payment reflecting the amount Mr. Eckert would have received if Mr. Eckert had remained employed for the entire performance period, prorated based on the number of months of his employment during the performance period; and

   (4) three times the sum of (A) Mr. Eckert's annual base salary at the then-effective rate and (B) the Bonus, but without proration.

  . until the earlier of (x) the third anniversary of the termination date or
    (y) the date Mr. Eckert accepts other similar employment, Mattel will provide Mr. Eckert certain employee benefits at Mattel's expense, including but not limited to coverage under Mattel's medical, dental and other health care plans, outplacement services, financial counseling and tax preparation services, country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nominal sum; and

  . credit will be given for three years of service (in addition to actual service) and for three years of attained age (in addition to Mr. Eckert's actual age) for purposes of computing any service and age-related benefits for which he is eligible under Mattel's plans and programs, including the SERP.

  If, within 18 months following a "change of control" (as defined in the employment agreement) of Mattel, Mr. Eckert terminates his employment for good reason, Mattel or the surviving entity terminates his employment other than for cause or disability, or within the 30-day period immediately following the six-month anniversary of a change of control Mr. Eckert terminates his employment for any reason, Mattel will, among other things, make all the payments and provide all the benefits to Mr. Eckert described in the paragraph immediately above, except for the prorated LTIP payment. Instead of the prorated LTIP payment, the terms of the LTIP provide that in the event of the change in control of Mattel, Mr. Eckert will receive within 30 days after the change of control any earned but unpaid LTIP bonuses and an interim cash payment for each performance period commenced but not completed prior to the date of the change of control equal to the amount Mr. Eckert would have received had the target performance objectives been achieved with respect to each such performance period. If, with respect to payments or distributions in the nature of compensation (including accelerated vesting and exerciseability of stock options) made by Mattel due to a change of control, Mr. Eckert is subject to the payment of excise tax under Section 4999 of the Internal Revenue Code, Mattel will pay him an additional amount so as to place him in the same after-tax position he would have been in had such excise tax not applied.

  If Mr. Eckert's employment with Mattel is terminated without cause by Mattel, because of death or disability, by him for good reason, or by him within the 30-day period immediately following the six-month anniversary of a change of control, (1) all outstanding stock options (other than options issued under the PPO Plan) held by Mr. Eckert will become immediately exerciseable, and he will have until the date that is ten years from the date each outstanding option was granted to exercise such option and (2) all restricted stock units and restricted stock will become immediately vested and non-forfeitable.

  In addition, Mr. Eckert received a loan from Mattel on May 18, 2000, in the principal amount of $5.5 million, which is due and payable on or before May 19, 2003, with interest to accrue annually at 7% per annum. If Mr. Eckert's employment with Mattel is terminated for cause, or he resigns without good reason, prior to May 19, 2003, then the loan to Mr. Eckert will become due and payable, including interest accrued, 30 days after such termination date. If Mr. Eckert is employed by Mattel on May 18, 2003, or if Mr. Eckert's employment with Mattel is terminated for any reason other than for cause by Mattel or Mr. Eckert's resignation without good reason, the principal amount of the loan to Mr. Eckert and all accrued unpaid interest will be forgiven. In addition, if the loan is forgiven and Mr. Eckert continues to be employed by Mattel on May 18, 2004, then Mr. Eckert will be given an additional payment to fully reimburse Mr. Eckert for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loan and with respect to such taxes. Such payment will also be made earlier if Mr. Eckert is required to pay taxes on such loan forgiveness before May 18, 2004, if Mr. Eckert is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if Mr. Eckert is employed by Mattel on such date. If the loan is forgiven due to a change of control, Mr. Eckert will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

  Employment Agreements with Adrienne Fontanella, Matthew C. Bousquette, Neil
B. Friedman and Kevin M. Farr. Ms. Fontanella serves as President, Girls/Barbie; Mr. Bousquette serves as President, Boys/Entertainment; Mr. Friedman serves as President, Fisher-Price Brands; and Mr. Farr serves as Mattel's Chief Financial Officer. The employment agreements for each of these executives contain substantially similar terms except as described below. The agreements generally provide a three-year term of employment. On the first day of each month, the termination date of each agreement is automatically extended by one month unless the executive or Mattel gives notice to the other that the agreement will not be extended and will be terminated. The agreements provide that each executive is to receive a base salary at least equal to his or her salary in effect on the date of the agreement, and base salaries must be reviewed no less frequently than once every eighteen months and may be increased at any time. The current base salary for Ms. Fontanella,Mr. Bousquette and Mr. Friedman is $850,000 each. The current base salary for Mr. Farr is $650,000. The agreements also provide for the respective executive's participation in various incentive and employee benefit plans as may be in effect from time to time with respect to executives employed by Mattel, including but not limited to the MIP, the LTIP, any of Mattel's stock option plans and retirement plans, as well as other benefit plans and programs available to executive officers and employees generally. Ms. Fontanella's agreement also provides that Mattel will reimburse her for the cost of twenty-four round-trip business class tickets over a period of two years.

  Mattel may terminate the executive's employment for "cause," as defined in the agreements, if the Chief Executive Officer of Mattel determines that "cause" exists. Each executive may terminate his or her employment if "good reason" exists, as defined in the agreements. "Good reason" includes, among other things, any change in duties, authority or responsibility of the executive that is inconsistent with the executive's position as described in his or her respective agreement, any failure of a successor to Mattel to assume or perform the agreement and any requirement by Mattel that the executive be based outside of Los Angeles (or, in the case of Mr. Friedman, New York), in each case without the executive's consent. If the executive's employment is terminated for cause or if the executive terminates his or her employment without good reason, Mattel will pay the executive his or her full base salary through the termination date at the then-effective rate. The agreements also provide for, among other things, certain health care and disability benefits to the executives or their families in the event of termination of employment by death or disability.

  If Mattel terminates the executive's employment other than for cause, death or disability or the executive terminates his or her employment for good reason (in each case, other than within 18 months following a change of control):

  . Mattel will pay the executive an amount consisting of:

   (1) the executive's base salary through the termination date at the then-effective rate;

   (2) a current year bonus (the "Bonus") equal to the greater of (a) the average of the two highest MIP bonuses received by the executive in the last three years, prorated to reflect the number of months of the executive's employment in the current year, (b) the MIP bonus paid to the executive in 2000 or 2001, whichever is greater, and (c) the target MIP bonus for the 2000 year (or, in the case of Mr. Farr, a current year MIP bonus equal to the average of the two highest MIP bonuses received by Mr. Farr in the last three years, prorated to reflect the number of months of the executive's employment in the current year);

   (3) an LTIP payment reflecting the amount the executive would have received if the executive had remained employed for the entire performance period, prorated based on the number of months of the executive's employment during the performance period; and

   (4) three times the sum of (A) the executive's annual base salary at the then-effective rate and (B) the Bonus, but without proration;

  . until the earlier of (x) the third anniversary of the termination date or
    (y) the date the executive accepts other similar employment, Mattel will provide the executive certain employee benefits at Mattel's expense, including but not limited to coverage under Mattel's medical, dental and other health care plans, outplacement services, financial counseling services, tax preparation services (only for Ms. Fontanella, Mr. Bousquette and Mr. Friedman), country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nomimal sum; and

  . credit will be given for three years of service (in addition to actual service) and for three years of attained age to be added to the executive's actual age for purposes of computing any service and age-related benefits for which the executive is eligible under Mattel's plans and programs, including the SERP.

  With respect to only Ms. Fontanella, Mr. Bousquette and Mr. Friedman, if Mattel terminates an executive's employment other than for cause, death or disability, or if the executive terminates his or her employment for good reason and such termination occurs within 18 months after the date upon which Mattel changes the person to whom the executive immediately reports, then (1) the executive's Bonus, as described above, will be no less than the executive's maximum targeted MIP bonus for the year in which the termination of employment occurs, and (2) the executive's LTIP payment described above will be based on the maximum LTIP payment that the executive could have received with respect to the pending performance period, rather than the amount which would have been payable to the executive had he or she remained employed for the entire performance period.

  If, within 18 months following a "change of control" of Mattel, the executive terminates his or her employment for good reason, Mattel or the surviving entity terminates the executive's employment other than for cause or disability, or within the 30-day period immediately following the six-month anniversary of a change of control the executive terminates his or her employment for any reason, Mattel will, among other things, make all the payments and provide all the benefits to the executives described in the two paragraphs immediately above, except for the prorated LTIP payment. Instead of the prorated LTIP payment, the terms of the LTIP provide that in the event of the change in control of Mattel, each executive will receive within 30 days after the change of control any earned but unpaid LTIP bonuses and an interim cash payment for each performance period commenced but not completed prior to the date of the change of control equal to the amount the executive would have received had the target performance objectives been achieved with respect to each such performance period. If, with respect to payments or distributions in the nature of compensation (including accelerated vesting and exerciseability of stock options) made by Mattel due to a change of control, the executive is subject to the payment of excise tax under Section 4999 of the Internal Revenue Code, Mattel will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such excise tax not applied.

  In addition, pursuant to amendments, each dated February 10, 2000 in the case of Ms. Fontanella, Mr. Bousquette and Mr. Friedman and dated July 20, 2000 in the case of Mr. Farr, if an executive's employment with Mattel is terminated without cause by Mattel, because of death or disability, for good reason by the executive, or by the executive within the 30-day period immediately following the six-month anniversary of a change of control, all outstanding stock options issued under the 1990 Plan or the 1996 Plan held by the executive will become immediately exerciseable, and he or she will have until the date that is ten years from the date each outstanding option was granted to exercise such option.

  In addition, pursuant to amendments, each dated July 20, 2000, to the respective employment agreements of Ms. Fontanella and Mr. Bousquette, in the event that the employment ofMs. Fontanella or Mr. Bousquette, respectively, is terminated by Mattel without cause or by the executive for good reason after the executive has attained fifty-two years of age, the executive's benefits under the SERP will be fully vested. Furthermore, pursuant to an amendment dated November 14, 2000 to Mr. Friedman's employment agreement, in the event that Mr. Friedman's employment is terminated by Mattel without cause, by Mr. Friedman for good reason or byMr. Friedman as a result of his retirement after the age of 55, his benefits under the SERP will be fully vested and, in lieu of the payments provided under the SERP, he will be entitled to an annual benefit of $300,000 for his lifetime, regardless of his years of service, age, actual compensation or average compensation. Mr. Friedman also agreed in this amendment that he had no intention, other than a result of physical limitations beyond his control, to retire prior to the age of 58.

  Pursuant to an amendment dated March 6, 2002 to Mr. Farr's employment agreement, certain provisions of Mr. Farr's employment agreement relating to the calculation of SERP benefits were revised. Mr. Farr's employment agreement had previously provided that if (a) Mattel terminated his employment for other than cause or disability, or if Mr. Farr terminated his employment for good reason (in each case, other than within 18 months following a change of control), (b) within 18 months following a change of control, Mr. Farr terminated his employment for good reason or Mattel or the surviving entity terminated Mr. Farr's employment other than for cause or disability or (c) within the 30 day period immediately following the six month anniversary of a change of controlMr. Farr terminated his employment for any reason, then the maximum SERP benefit would be calculated based upon 25% of the average of the final three years of his base salary, plus the average of the greater two out of his three most recent annual bonuses under the MIP or a successor plan. The amendment revised the percentage from 25% to 35%, to make the percentage consistent with a percentage set forth in the SERP itself.

  Ms. Fontanella, Mr. Bousquette and Mr. Friedman each received a loan from Mattel on October 29, 1999, in the principal amount of $1.0 million and a second loan from Mattel on April 7, 2000 in the principal amount of $2.0 million, which are all due and payable on or before October 29, 2002, with interest to accrue annually at 7% per annum. With respect to each executive, if his or her employment with Mattel is terminated for cause, or the executive resigns without good reason, prior to October 30, 2002, then the loans to such executive will become due and payable, including interest accrued, 30 days after such termination date. If an executive is employed by Mattel on October 29, 2002, or if an executive's employment with Mattel is terminated for any reason other than for cause by Mattel or the executive's resignation without good reason, the principal amount of the loans to such executive and all accrued unpaid interest will be forgiven. In addition, if a loan is forgiven and the executive continues to be employed by Mattel on April 1, 2003, the executive will be given an additional payment to fully reimburse the executive for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loan and with respect to such taxes. Such payment will also be made earlier if such executive shall be required to pay taxes on such loan forgiveness before April 1, 2003, if the executive is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if the executive is employed by Mattel on such date. If the loan is forgiven due to a change of control, the executive will be given an additional payment to fully reimburse him or her for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

  Mr. Farr received a loan from Mattel on February 3, 2000, in the principal amount of $500,000, and another loan from Mattel on April 7, 2000, also in the principal amount of $500,000. Each of these loans is due and payable on or before February 4, 2003, with interest to accrue annually at 7% per annum. If Mr. Farr's employment with Mattel is terminated for cause, or he resigns without good reason, prior to February 4, 2003, then the loans to Mr. Farr will become due and payable, including interest accrued, 30 days after such termination date. If Mr. Farr is employed by Mattel on February 3, 2003, or if Mr. Farr's employment with Mattel is terminated for any reason other than cause by Mattel or Mr. Farr's resignation without good reason, the principal amount of the loans to Mr. Farr and all accrued unpaid interest will be forgiven. In addition, if the loans are forgiven and Mr. Farr continues to be employed by Mattel on April 1, 2004, Mr. Farr will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loans and with respect to such taxes. Such payment will also be made earlier if Mr. Farr shall be required to pay taxes on such loan forgiveness before April 1, 2004, if Mr. Farr is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if Mr. Farr is employed by Mattel on such date. If the loan is forgiven due to a change of control, Mr. Farr will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

                              CERTAIN TRANSACTIONS

  On October 29, 1999, Mattel loaned $1.0 million at 7% per annum to each of Ms. Fontanella, Mr. Bousquette and Mr. Neil Friedman. On February 3, 2000, Mattel loaned $500,000 at 7% per annum to Mr. Farr. On April 7, 2000, Mattel loaned $2.0 million at 7% per annum to each of Ms. Fontanella, Mr. Bousquette and Mr. Neil Friedman. Also on April 7, 2000, Mattel loaned an additional $500,000 to Mr. Farr at 7% per annum. On May 18, 2000, Mattel loaned $5.5 million at 7% per annum to Mr. Eckert. See "Employment Agreements" above.

                                   PROPOSAL 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  PricewaterhouseCoopers LLP has served as Mattel's independent accountants since their appointment for the 1975 fiscal year. The Board of Directors, on the unanimous recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as Mattel's independent accountants for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if they desire to do so.

  Audit services of PricewaterhouseCoopers LLP for 2001 included the examination of the consolidated financial statements, services related to filings with the Securities and Exchange Commission, and the performance of limited reviews of Mattel's quarterly unaudited financial information and forensic accounting services. The ratification of the selection of Mattel's independent accountants requires the affirmative vote of the holders of a majority of the voting power of the shares of Mattel common stock and Special Voting Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Fees Paid to Independent Accountants

  The fees paid to PricewaterhouseCoopers LLP, Mattel's independent accountants, in respect of the 2001 fiscal year are as follows:

                                                                      Fees Paid
                                                                      ----------
Audit Fees(1)........................................................ $2,214,135
Financial Information Systems Design and Implementation Fees(2)...... $        0
All Other Fees(3).................................................... $2,435,867

--------
(1) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of Mattel's annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in Mattel's Quarterly Reports on Form 10-Q for the 2001 fiscal year.

(2) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

(3) Includes the aggregate fees billed for all services rendered by PricewaterhouseCoopers LLP, other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2001 fiscal year.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MATTEL'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002.

                                   PROPOSAL 3
                   APPROVAL OF THE 2002 MATTEL INCENTIVE PLAN
                AND THE MATERIAL TERMS OF ITS PERFORMANCE GOALS

  The Board of Directors, including the Compensation/Options Committee of the Board of Directors (the "Compensation/Options Committee"), has approved and adopted the 2002 Mattel Incentive Plan (the "Incentive Plan"), effective as of March 6, 2002, subject to stockholder approval. The Incentive Plan is a new plan for employees of Mattel and its subsidiaries which, if approved by the stockholders, will also replace the Mattel Management Incentive Plan. The Mattel Management Incentive Plan, which has been in effect since 1974 and was last approved by Mattel's stockholders in 1998, is an annual cash bonus plan for management employees and certain key employees of Mattel and its subsidiaries. In the Incentive Plan, worldwide management employees and domestic employees of Mattel and its subsidiaries are eligible to participate.

  The principle objective of the Incentive Plan is to promote the achievement of annual financial performance targets. An annual incentive program is a core component of compensation programs. It reinforces "pay for performance" and is necessary to ensure competitive pay packages. The Board of Directors and the Compensation/Options Committee believe the Incentive Plan will provide an incentive for superior work and motivate employees toward even higher achievement and business results. The Board of Directors and the Compensation/Options Committee also believe the Incentive Plan will tie the employees' goals and interests to those of Mattel and its stockholders, and will enable Mattel and its subsidiaries to attract and retain highly qualified employees. The Board has determined that it is in the best interests of Mattel to submit the Incentive Plan and the material terms of its performance goals to Mattel's stockholders for approval so that compensation paid under the Incentive Plan to Covered Employees (as defined below) generally qualifies as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If Mattel's stockholders do not approve the Incentive Plan and the material terms of its performance goals at the Annual Meeting, (1) the Incentive Plan will terminate as of the date of the Annual Meeting and the Compensation/Options Committee will not make any payments under the Incentive Plan, and (2) bonus payments with respect to the 2002 performance period will be made under the Mattel Management Incentive Plan (which was approved by Mattel's stockholders in 1998) for management employees and certain key employees and under the existing Mattel Employee Incentive Program for all other employees.

  The following is a description of the Incentive Plan and the material terms of its performance goals. A copy of the Incentive Plan is set forth in Appendix A to this Proxy Statement. The description below is not intended to be complete and reference should be made to the Incentive Plan as it is proposed for a complete statement of its terms and provisions.

Eligibility and Performance Goals

  Employees of Mattel and its subsidiaries are eligible to be participants in the Incentive Plan. The Compensation/Options Committee will determine which such employees will be participants under the Incentive Plan (each, a "Participant"). The Incentive Plan is intended to provide annual incentive awards for employees of Mattel and its subsidiaries and to enable Mattel and its subsidiaries to attract and retain highly qualified employees. As of March 6, 2002, 12 executive officers and approximately 6,590 non-executive officer employees were eligible to participate under the Incentive Plan.

Section 162(m)

  Code Section 162(m), which was added to the Code in 1993, places a limit of $1.0 million on the amount of compensation that may be deducted by Mattel in any taxable year with respect to each "covered employee" within the meaning of Code Section 162(m). However, "qualified performance-based compensation" within the meaning of Code Section 162(m) is not subject to the deduction limit. The Incentive Plan is designed to generally provide "qualified performance-based compensation" to each Participant who is either (1) a "covered employee" of Mattel or its subsidiaries within the meaning of Code Section 162(m), or (2) an employee designated as a "Covered Employee" by the Compensation/Options Committee (each, a "Covered Employee"). The Incentive Plan is being submitted to Mattel's stockholders for approval so that generally bonuses payable by Mattel to Covered Employees are fully deductible for federal income tax purposes. The Incentive Plan and the material terms of its performance goals must be approved by Mattel's stockholders before any bonuses will be paid under the Incentive Plan.

Administration

  The Incentive Plan will be administered by the Compensation/Options Committee which consists solely of two or more members of the Board of Directors who qualify as "outside directors" within the meaning of Code Section 162(m), and the regulations and interpretations promulgated under Code Section 162(m). The Compensation/Options Committee may designate agents to carry out responsibilities relating to the Incentive Plan except such responsibilities that must be carried out by the Compensation/Options Committee in order for bonuses paid to Covered Employees to constitute "qualified performance-based compensation" for purposes of Code Section 162(m). Generally, the Incentive Plan provides for indemnification of each member of the Compensation/Options Committee and the Board of Directors against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with claims against him or her by reason of the performance of his or her duties under the Incentive Plan.

Bonus Determinations

  The Compensation/Options Committee may elect to establish separate standards for determining eligibility to participate and benefits for each period for which bonuses may be paid. A Participant may receive a bonus payment under the Incentive Plan upon the attainment of performance objectives that are established by the Compensation/Options Committee as part of the standards for determining eligibility or benefits.

  The performance objectives used to determine payments under the Incentive Plan are based on one or more of the following business criteria with respect to (1) Mattel, (2) Mattel's worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees; and/or (3) Mattel's brands, groups of brands or specific brands:

  . net operating profit
    after taxes (NOPAT)     . return on capital employed less a capital charge
--------------------------------------------------------------------------------
  . NOPAT less a capital    . net income
    charge
--------------------------------------------------------------------------------
  . revenue                 . return on equity
--------------------------------------------------------------------------------
  . earnings per share      . return on equity less a capital charge
--------------------------------------------------------------------------------
  . earnings per share      . return on invested capital or assets
    before or after         ----------------------------------------------------
    funding for some or     . return on invested capital or assets less a
    all of Mattel's           capital charge
    incentive programs
--------------------------------------------------------------------------------
  . operating profit        . achievement of strategic initiatives
--------------------------------------------------------------------------------
  . operating profit less   . cash flow return on investment
    a charge on any one or
    more of the following
    items: working
    capital, inventory or
    receivables
--------------------------------------------------------------------------------
  . return on capital       . stock value
    employed


  Each business criterion will be determined in accordance with U.S. generally accepted accounting principles ("GAAP"). The business criteria may be adjusted for the following as determined to be appropriate by the Compensation/Options Committee at the time the performance goals are established:

  . any item of gain or loss for the performance period determined to be extraordinary or unusual in nature or infrequent in occurrence or related to discontinued operations or related to a change in accounting principle; all as determined in accordance with standards established by opinion No. 30 of the Accounting Principals Board ("APA Opinion No. 30") which has not already been excluded from GAAP in the definition of NOPAT. For purposes of this clause, and notwithstanding APA Opinion No. 30, the term "infrequent in occurrence" includes any trade receivable that becomes a bad debt during the Performance Period as a result of a supplier, distributor or vendor entering into a voluntary or involuntary bankruptcy, insolvency, receivership, liquidation, sequestration or other similar proceedings; or

  . any other items of income or expense.

  The Compensation/Options Committee may, however, provide at the time the performance goals are established that any one or more of these adjustments will not be made as to a specific award or awards. In addition, the adjustments are to be determined in accordance with GAAP unless another objective method of measurement is designated by the Compensation/Option Committee at the time the performance goals are established.

  Each year, the Compensation/Options Committee establishes, in writing, (1) specific targets which must be achieved before incentive payments are paid under the Incentive Plan based on one or more of the business criteria listed above, subject to any adjustments as specified by the Compensation/Options Committee and (2) maximum levels for Participants which provide a ceiling on the total amount payable under the Incentive Plan. The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Code Section 162(m). The performance objectives for the Covered Employees must be based on an objective formula or standard. For non-Covered Employees, the Compensation/Options Committee has the discretion to establish performance objectives based on other standards, including without limitation, individual performance objectives, business and personal contributions and management discretion. The Compensation/Options Committee also establishes participation guidelines. Under the terms of the Incentive Plan, employees of Mattel and its subsidiaries are eligible to participate.

  The Compensation/Options Committee does not have discretion to change the performance objectives as they apply to Covered Employees if the effect of such change is to increase the compensation those individuals would otherwise receive (other than pursuant to automatic objectively determinable adjustments established at the time the performance objectives were established). However, the Compensation/Options Committee has "negative discretion" to reduce the amount payable to any Covered Employee at a given level of performance to take into account additional factors that the Compensation/Options Committee determines to be appropriate to the assessment of individual or corporate performance for the year.

  The maximum dollar amount that could be awarded to a Participant under the Incentive Plan in any taxable year would be $5.0 million. The Incentive Plan's maximum award limitation has been set higher than the level at which awards have been made in prior years under the Mattel Management Incentive Plan, in part because the regulations adopted under Code Section 162(m) allow only "negative discretion" with respect to payout determinations under the Incentive Plan. In addition, the Incentive Plan's maximum award limitation is designed to permit larger awards in the future in the event the Compensation/Options Committee should determine that such awards are necessary to appropriately award significant accomplishments or to attract or retain the highest quality executives, and to make such awards fully deductible for federal income tax purposes.

  On March 5, 2002, the Compensation/Options Committee established in writing the performance objectives and formulas for determining bonuses payable under the Incentive Plan with regard to the 2002 performance period. The class of eligible participants has been selected, as well as their level of participation. Participants include the Covered Employees. Payments of performance awards are determined at the end of each year and are usually paid in the first quarter of the following year. If the performance objectives are satisfied, the Compensation/Options Committee will certify in writing, prior to the payment of any performance award, that such objectives were satisfied. If cumulative bonuses exceed the available pool, all bonuses are reduced proportionately. If cumulative bonuses are less than the available pool, the excess is retained by Mattel.

  The actual amount of payments with respect to such performance objectives and formulas for the 2002 taxable year which may be made under the Incentive Plan are not presently determinable because such amounts are dependent on the future attainment of the performance objectives with respect to such payments. The Incentive Plan provides that the maximum amount payable to any single Participant under the Incentive Plan in any taxable year may not exceed $5.0 million.

  If the Incentive Plan and the performance objectives and formulas established by the Compensation/Options Committee on March 5, 2002 had been in effect for the period that began on January 1, 2001 and ended December 31, 2001, the Participants in the Incentive Plan, as indicated in the following table, would have not received a bonus, because the 2002 minimum performance requirements are above the 2001 achievement level:

                                                                          Dollar
                                                                          Value
Name and Position                                                          ($)
-----------------                                                         ------
Robert A. Eckert, Chairman of the Board and Chief Executive Officer......  $ 0
Matthew C. Bousquette, President, Boys/Entertainment.....................  $ 0
Kevin M. Farr, Chief Financial Officer...................................  $ 0
Adrienne Fontanella, President, Girls/Barbie.............................  $ 0
Neil B. Friedman, President, Fisher-Price Brands.........................  $ 0
Executive Officer Group..................................................  $ 0
Non-Executive Director Group/1/ .........................................  $ 0
Non-Executive Officer Employee Group.....................................  $ 0

Form of Payment

  Bonuses under the Incentive Plan may be paid in cash or its equivalent, as determined by the Compensation/Options Committee in its sole discretion.

Amendments

  Mattel has the right to amend or terminate the Incentive Plan at any time in its sole discretion and any amendments will require stockholder approval only to the extent both (1) approval of such amendment is required in order for bonuses paid to Covered Employees to constitute "qualified performance-based compensation" for purposes of Code Section 162(m), and (2) Mattel determines that bonuses paid to Covered Employees shall continue to be intended to satisfy the "qualified performance-based compensation" requirements of Code Section 162(m).

Required Vote

  Approval of the Incentive Plan and the material terms of its performance goals requires the affirmative vote of the holders of a majority of the voting power of the shares of Mattel common stock and Special Voting Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting and voting together as one class.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN AND THE MATERIAL TERMS OF ITS PERFORMANCE GOALS.


--------
/1/Not eligible to participate in the Incentive Plan.

                 DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

  Proposals that a stockholder desires to have included in Mattel's proxy materials for the 2003 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Secretary of Mattel at Mattel's principal office no later than December 11, 2002.

  Mattel's By-Laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the stockholder wishes to bring before a meeting of stockholders of Mattel. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of Mattel not less than 90 days nor more than 120 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by the Secretary not earlier than 120 days prior to such annual meeting, and not later than 90 days prior to such annual meeting or 10 days following the first public announcement of such meeting date. With respect to stockholder proposals, the stockholder's notice to the Secretary of Mattel must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information set forth in Mattel's By-Laws and/or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to the Secretary of Mattel must contain certain information set forth in the Mattel's By-Laws about both the nominee and the stockholder making the nominations.

  If a stockholder desires to have a proposal included in Mattel's proxy materials for the 2003 annual meeting of stockholders of Mattel and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in the two immediately preceding paragraphs. Any required written notices should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, California 90245-5012, Attention:
Secretary.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Mattel's directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of all Section 16(a) forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Mattel believes that during the year ended December 31, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

  With regard to the year ended December 31, 2000, it has come to Mattel's attention that one report covering one transaction with respect to a purchase in February 2000 by Dr. Andrea Rich of 5,000 shares of common stock was inadvertently filed late as a result of an administrative error on the part of Mattel.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

  Mattel received three proposals from stockholders for inclusion in this proxy statement which were omitted from this Proxy Statement in accordance with the rules and regulations of the Securities and Exchange Commission. These proposals concerned changes to the format of Mattel's proxy card, the adoption of a bylaw that would place restrictions on the ability of the Board of Directors to adopt a shareholder rights plan, and the adoption of a policy to increase the compensation paid by Mattel to its employees. Mattel believes that none of these stockholders have complied with the advance notice provisions of Mattel's By-Laws for the presentation of any of these proposals at the Annual Meeting, and that such proposals may not be properly presented at the Annual Meeting. If any of the proposals described in this paragraph are presented at the Annual Meeting or any adjournment or postponement thereof, the persons named as your proxies in the proxy card will have the discretionary authority to vote the shares represented by such proxies with respect to those proposals, and such persons intend to vote such shares against such proposals.

  As of the date of this Proxy Statement, the Board of Directors knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

                            SOLICITATION OF PROXIES

  The cost of soliciting proxies will be borne by Mattel. It is contemplated that proxies will be solicited principally through the use of the mail, but officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter. Such officers and employees shall receive no additional compensation in connection with such efforts.

  In addition, Mattel has retained D.F. King & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. The cost of such solicitation is estimated to be $7,000, plus out-of-pocket costs and expenses.

  Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

                                          By Order of the Board of Directors

                                          /s/ Robert Normile
                                          Robert Normile
                                          Secretary

El Segundo, California
April 10, 2002

                                   Appendix A

                           2002 Mattel Incentive Plan

                                   Article I
                   Establishment, Purpose, and Effective Date

  This 2002 Mattel Incentive Plan (the "Plan") is established by Mattel, Inc. ("Mattel") for the purposes of focusing employees on financial measures, linking compensation to the business performance of Mattel and attracting and retaining highly qualified employees. The Plan is a new plan for employees of Mattel and its subsidiaries which also replaces the Mattel Management Incentive Plan.

  The Plan is designed with the intent that bonuses paid hereunder to Covered Employees are generally deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations promulgated thereunder.

  The effective date of the Plan is March 6, 2002 (the "Effective Date").

                                   Article II
                                  Definitions

  2.1 Board. "Board" shall mean the Board of Directors of Mattel.

  2.2 Business Criteria. "Business Criteria" shall mean the Business Criteria set forth in Section 3.1(c) on which the Performance Objectives may be based.

  2.3 Capital Investment. "Capital Investment" shall mean the debt and equity capital investment described in Mattel's Proxy Statement dated June 4, 1984 and approved by the stockholders of Mattel at Mattel's Annual Meeting on July 12, 1984.

  2.4 Change in Control. "Change in Control" shall mean shall mean the occurrence of any of the following:

  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of Mattel, including the shares of common stock of Mattel issuable upon an exchange of Softkey Exchangeable Shares that are not owned by Mattel or any entity controlled by Mattel (the "Outstanding Mattel Common Stock") or (2) the combined voting power of the then outstanding voting securities of Mattel entitled to vote generally in the election of directors (the "Outstanding Mattel Voting Securities"); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel or any entity controlled by Mattel, (2) any acquisition by Mattel or any entity controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any entity controlled by Mattel, (4) any acquisition by a Person of 20% of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of common stock of Mattel by Mattel or any entity controlled by Mattel or of Softkey Exchangeable Shares by Mattel or any entity controlled by Mattel which, by reducing the number of shares of common stock of Mattel or Softkey Exchangeable Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Mattel Common Stock or the Outstanding

Mattel Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of share acquisitions by Mattel or any entity controlled by Mattel as described above and shall, after such share acquisitions by Mattel or any entity controlled by Mattel, become the beneficial owner of any additional shares of common stock of Mattel, then such acquisition shall constitute a Change in Control or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section; provided, further, however, that for purposes of this subsection (a), any Investing Person shall be deemed not to be a beneficial owner of any Investment Shares and the holder of the Mattel Special Voting Preferred Share shall be deemed not to be a beneficial owner of such Mattel Special Voting Preferred Share; or

  (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Mattel's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (c) Consummation by Mattel of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (d) Approval by the shareholders of Mattel of a complete liquidation or dissolution of Mattel.

  2.5 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

  2.6 Committee. "Committee" shall mean the Committee described in Section 6.1 below.

  2.7 Company. "Company" shall mean Mattel and its participating subsidiaries.

  2.8 Covered Employee. "Covered Employee" shall mean (i) any "covered employee" of the Company within the meaning set forth in Code Section 162(m)(3) and the regulations and rulings promulgated thereunder and (ii) any other employee designated as a "Covered Employee" by the Committee.

  2.9 Effective Date. "Effective Date" shall mean March 6, 2002.

  2.10 Investing Person. "Investing Person" shall mean any Person who beneficially owns Investment Shares.

  2.11 Investment Shares. "Investment Shares" shall mean shares of Mattel's common stock or Softkey Exchangeable Shares beneficially owned by any Person
(a) who or which became the Beneficial Owner (as defined below) of such shares in connection with, or as a direct result of, the Capital Investment, or (b) to whom or to which such shares shall have been transferred from an Investing Person who at the time of such transfer (i) was an "Affiliate" or "Associate" (each within the meaning of Rule 12b-2 of the Exchange Act) of such transferee and (ii) was by reason of the last proviso of Section 2.4(a) deemed not be the Beneficial Owner of such shares. For purposes of this Section 2.11, a Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exchange, retraction or redemption of Softkey Exchangeable Shares, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner or, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Common Stock of Mattel or Softkey Exchangeable Shares pursuant to, or in accordance with, the applicable rules or regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by another Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (ii)(B) above) or disposing of any securities of Mattel or of Softkey. Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding" when used with reference to a Person's Beneficial Ownership of securities of Mattel or of Softkey, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

  2.12 Mattel. "Mattel" shall mean Mattel, Inc., a Delaware corporation.

  2.13 Mattel Special Voting Preferred Share. "Mattel Special Voting Preferred Share" shall mean the one share of Special Voting Preferred Stock of Mattel, initially issued by Mattel to and deposited with CIBC Mellon Trust Company, as Trustee.

  2.14 Outside Director. "Outside Director" shall have the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

  2.15 Participant. "Participant" shall mean an employee of the Company that has been selected to participate in the Plan by the Committee pursuant to
Section 3.1(a).

  2.16 Performance Objectives. "Performance Objectives" shall mean the Performance Objectives established pursuant to Section 3.1(c).

  2.17 Plan. "Plan" shall mean the 2002 Mattel Incentive Plan.

  2.18 QPBC. "QPBC" shall mean "qualified performance-based compensation" within the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

  2.19 Softkey. "Softkey" shall mean Softkey Software Products Inc., an Ontario corporation and subsidiary of Mattel.

  2.20 Softkey Exchangeable Shares. "Softkey Exchangeable Shares" shall mean the Exchangeable Shares in the capital stock of Softkey.

                                  Article III
                            Eligibility and Benefits

  3.1 Eligible Employees; Standards.

  (a) Employees of the Company shall be eligible to be Participants in the Plan. The Committee shall determine which such employees shall be Participants in the Plan.

  (b) The Committee may elect to establish separate standards for purposes of determining eligibility to participate and benefits for each period for which bonuses may be awarded (each, a "Performance Period"). These standards shall be set forth in minutes of the Committee.

  (c) A Participant may receive a bonus payment under the Plan based upon the attainment of performance objectives (each a "Performance Objective") which are established by the Committee as part of the standards for determining eligibility and benefits and are based on one or more of the following business criteria (the "Business Criteria") with respect to (i) Mattel, (ii) Mattel's worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Mattel's brands, groups of brands or specific brands: net operating profit after taxes ("NOPAT"); NOPAT less a capital charge; revenue; earnings per share; earnings per share before or after funding for some or all of Mattel's incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; return on equity less a capital charge; cash flow return on investment; return on invested capital or assets; return on invested capital or assets less a capital charge; stock value; return on capital employed; return on capital employed less a capital charge; and achievement of strategic initiatives.

  (d) Each Business Criteria shall be determined in accordance with U.S. generally accepted accounting principles ("GAAP"), which may be adjusted for the following as determined to be appropriate by the Committee at the time the Performance Goals are established:

    (i) any item of gain or loss for the Performance Period determined to be extraordinary or unusual in nature or infrequent in occurrence or related to discontinued operations or related to a change in accounting principle; all as determined in accordance with standards established by opinion No. 30 of the Accounting Principals Board ("APA Opinion No. 30") which has not already been excluded from GAAP in the definition of NOPAT. For purposes of this clause (i), and notwithstanding APA Opinion No. 30, the term "infrequent in occurrence" includes any trade receivable that becomes a bad debt during the Performance Period as a result of a supplier, distributor or vendor entering into a voluntary or involuntary bankruptcy, insolvency, receivership, liquidation, sequestration or other similar proceedings; or

    (ii) any other items of income or expense.

  Notwithstanding the foregoing, the Committee may provide at the time the Performance Objectives are established that any one or more of the foregoing adjustments shall not be made as to a specific award or awards. Any of the foregoing adjustments which shall be made in determining the Business Criteria shall be determined in accordance with GAAP unless another objective method of measurement shall be designated by the Committee at the time the Performance Objectives are established.

                                   Article IV
                             Section 162(m) Bonuses

  4.1 QPBC. The Committee, in its discretion, may determine whether a bonus payable under the Plan should qualify as QPBC, and may take such actions which it may deem necessary to ensure that such bonus will so qualify.

  4.2 Performance Objectives. With respect to any bonus award which the Committee determines should qualify as QPBC,

  (a) the Performance Objectives shall be established in writing by the Committee before the first day of Mattel's taxable year to which such bonus relates; provided, however, that to the extent permitted under Code Section 162(m) and the regulations and rules promulgated thereunder, such Performance Objectives may instead be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Objectives relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and provided, further, that in no event shall the Performance Objectives be established after 25% of the period of service (as scheduled in good faith at the time the Performance Objectives are established) has elapsed; and

  (b) before any QPBC bonus is paid to a Participant under the Plan, the Committee must certify in writing that the Performance Objectives and any other material terms were satisfied. This requirement may be satisfied by means of a certificate in approved minutes of the Committee; and

  (c) the Performance Objectives for each Covered Employee must be based on an objective formula or standard (but the Committee has the discretion to establish Performance Objectives for non-Covered Employees based on other standards, including without limitation, individual performance objectives, business and personal contributions and management discretion).

  4.3 Compliance with Code Section 162(m). Performance Objectives relating to QPBC for Covered Employees shall be drafted and implemented in a manner consistent with Code Section 162(m). Furthermore, notwithstanding any other provision of the Plan, the bonuses granted to a Covered Employee which is intended to qualify as QPBC shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings promulgated thereunder that are requirements for qualification as QPBC and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

  4.4 Limited Discretion. The Committee shall have authority to exercise discretion in determining the amount of the targeted award granted to each Participant at the beginning of a Performance Period, provided that no such targeted award shall exceed the maximum award limit set forth in Section 4.5, but the Committee shall not have any discretion to increase the amount of compensation payable to any Covered Employee that would otherwise be due upon the attainment of the Performance Objectives or to modify the Performance Objectives that have been established for determining the bonus to be paid to a Covered Employee (other than pursuant to automatic objectively determinable adjustments established at the time the Performance Objectives were established) to the extent such discretion is precluded by Code Section 162(m); provided, however, that in determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year or other designated period or period of service, subject to the terms, conditions and limits of the Plan and any other written commitment authorized by the Committee.

  4.5 Maximum Bonus. The maximum amount payable to any Participant under the Plan during any taxable year shall not exceed $5,000,000.

  4.6 Stockholder Approval. Notwithstanding any provision in the Plan to the contrary, effective for payments that are deductible in years beginning in 2003, no payments to Covered Employees may be made under the Plan unless and until the stockholders of Mattel approve the Plan and the material terms of its Performance Objectives as required by Code Section 162(m). So long as the Plan shall not have been previously terminated by Mattel, to the extent Mattel determines that bonuses awarded to Covered Employees under the Plan shall continue to be intended to satisfy the QPBC requirements beyond the fifth year anniversary of the stockholders' initial approval of the Plan, the Plan and the material terms of its Performance Objectives shall be resubmitted for approval of the stockholders of Mattel no later than the fifth year after it shall have first been approved by the stockholders of Mattel and every fifth year thereafter.

  4.7 Non-Covered Employees. The Committee shall have the discretion to apply or not apply the provisions of Section 4.2, 4.3 or 4.4 to bonus awards to Participants who are non-Covered Employees.

                                   Article V
                              Payment of Benefits

  5.1 Form of Payment. Bonuses under the Plan may be paid in cash or its equivalent, as determined by the Committee in its sole discretion.

  5.2 Designation of Beneficiary. In the event of the death of a Participant after the completion of a Performance Period but prior to the date on which the Participant's bonus is paid, the bonus (if any) shall be paid to the Participant's surviving spouse. If the Participant does not have a surviving spouse, the bonus (if any) will be paid to his or her estate.

  5.3 Payees under Legal Disability. If the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment (if any) made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

  5.4 Payment of Benefits.

  (a) Unless otherwise directed by the Committee, each bonus payment shall be no later than 100 days following the end of the year to which such bonus relates.

  (b) Subject to Section 5.2 and Article VII, unless otherwise specifically determined by the Committee or otherwise provided for in an employment agreement with the Company, a Participant shall be entitled to payment of a bonus under the Plan only if the Participant is an active employee of the Company on the date of payment; provided, however, that for a Participant who is on a leave of absence on the date of payment, Mattel's senior executive of Human Resources or his delegate shall have the discretion to determine the requirements for such Participant's return to active employee status in order to receive the payment and the timing of such payment.

  (c) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant (if applicable), to that of his or her surviving spouse). Each Participant shall be responsible for furnishing Mattel with his or her current address and the address of his or her spouse, if any.

  5.5 Entitlement to Benefits. Nothing contained in this Article V shall give a Participant greater rights to benefits than under the provisions of the benefit formulae contained in the minutes of the Committee. Specifically, if the formula provides that a Participant's benefit is forfeited upon termination of employment (whether by reason of death, disability, or otherwise), no benefits will become payable by reason of the operation of this Article V.

                                   Article VI
                              Plan Administration

  6.1 Committee. Authority to administer the Plan shall be vested in the Compensation/Options Committee of the Board of Directors of Mattel ("Committee"). Only Outside Directors may be members of the Committee, and the Committee must have at least two members.

  6.2 Administrative Powers. The Committee shall have all powers necessary to administer the Plan. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

  (a) To designate agents to carry out responsibilities relating to the Plan;

  (b) To administer, interpret, and answer all questions which may arise under this Plan. The determinations by the Committee will be binding upon all parties, to the maximum extent permitted by law;

  (c) To establish rules and procedures for the conduct of its business and for the administration of the Plan;

  (d) To select and engage consultants, accountants, attorneys or other professionals or experts to render service or advice with regard to any responsibility the Committee has under the Plan, and (with Mattel, its Board of Directors and officers) to rely upon the advice or opinions of any such persons, to the extent permitted by law, being fully protected in acting and relying thereon in good faith; and

  (e) To perform or cause to be performed such further acts as it may deem necessary or appropriate in the administration of the Plan.

  6.3 Indemnification.

  (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and of the Board against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan. This indemnity shall not apply if the individual:

    (i) Acted fraudulently or in bad faith in the performance of his or her duties; or

    (ii) Fails to assist the Company in defending against the claim.

  (b) Mattel shall have the right to select counsel and to control the prosecution or defense of the suit.

  (c) The Company shall not be required to indemnify any person for any amount incurred through settlement of any action unless Mattel consents in writing to the settlement.

                                  Article VII
                               Change in Control

  In the event of a Change in Control, each Participant who is employed by the Company or its successor as of the date of such Change in Control (the "CIC Date") shall receive within 30 days after the CIC Date, (i) any unpaid bonus amounts to which the Participant is entitled with respect to any year that ended on or before the CIC Date, and (ii) an interim cash payment with respect to the year in which such Change in Control occurs (the "CIC Year") equal to the full amount that such Participant would have received under the Plan with respect to the CIC Year as if the target-level Performance Objectives (as established by the Committee pursuant to Section 3.1(c) hereof) for the CIC Year had been achieved, without pro-ration. Notwithstanding the foregoing, in the case of a Participant who is a party to any individual agreement under which the Participant is or may become entitled to bonus payments with respect to the CIC Year, Mattel or its successor may make the right of such Participant to receive such interim cash payment conditional upon the execution by such Participant of a waiver of the right to receive such payments under the individual agreement to the extent they would duplicate such interim cash payment. Any amounts that thereafter become payable to a Participant under the Plan with respect to the CIC Year shall be reduced, but not below zero, by the amount of such interim payment to such Participant.

                                  Article VIII
                             Miscellaneous Matters

  8.1 Amendment and Termination. Mattel expects the Plan to be permanent, but since future conditions affecting Mattel cannot be anticipated or foreseen, Mattel reserves the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors. Any amendments to the Plan shall require stockholder approval only to the extent that both (i) approval of such amendment is required in order for bonuses paid to Covered Employees to constitute QPBC and (ii) Mattel determinates that bonuses paid to Covered Employees shall continue to be intended to satisfy the QPBC requirements. Notwithstanding the foregoing, following a Change in Control, no amendment or termination of the Plan may adversely affect the rights of any Participant with respect to bonus opportunities for years beginning before, or the year of, the Change in Control without that Participant's written consent, including without limitation such rights under Article VII.

  8.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

  8.3 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give a participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time.

  8.4 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

  IN WITNESS WHEREOF, Mattel has caused this instrument to be executed.

                                          Mattel, Inc.

                                               /s/ Alan Kaye
                                          By: _________________________________
                                          Name: Alan Kaye
                                          Title: Senior Vice President, Human
                                           Resources
                                          Dated as of March 6, 2002

                                ADMISSION TICKET

                                  MATTEL, INC.
                      2002 Annual Meeting of Stockholders
                             Thursday, May 23, 2002
  Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California
                                     90266
10:00 A.M., Los Angeles time (registration will begin at 9:00 A.M., Los Angeles time)

  STOCKHOLDER NAME(S): ________________________________________________________
                                       (PLEASE PRINT)

      ______________________________________________________________________

  STOCKHOLDER ADDRESS: ________________________________________________________
                                       (PLEASE PRINT)

      ______________________________________________________________________

IMPORTANT: You must bring this Admission Ticket with you in order to be admitted to the Annual Meeting. You must also bring with you all of the items that are required pursuant to Mattel's admission policy for the Annual Meeting. Mattel's admission policy is printed below and on the reverse side of this Admission Ticket.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting.


                    ADMISSION POLICY FOR THE ANNUAL MEETING

 Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock on March 27, 2002, and invited guests of Mattel.

 If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a "record holder" of Mattel stock on March 27, 2002. A "record holder" of stock is someone whose shares of stock are registered in his or her name in the records of Mattel's transfer agent. Many stockholders are not "record holders" because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in "street name." If you are unsure as to whether you were a record holder of Mattel common stock on March 27, 2002, please call Mattel's transfer agent, EquiServe Trust Company, N.A., at 1-800-730-4001.

                           (continued on the reverse)

   If you were a record holder of Mattel common stock on March 27, 2002, then you must bring:

     . valid personal identification (such as a driver's license or passport), and

     . the Admission Ticket enclosed with this Proxy Statement.

     At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of March 27, 2002.

   If a broker, bank or other nominee was the record holder of your shares of Mattel common stock on March 27, 2002, then you must bring:

     . valid personal identification (such as a driver's license or passport), and

     . the Admission Ticket enclosed with this Proxy Statement, and

     . proof that you owned shares of Mattel common stock on March 27, 2002.

     Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned Mattel common stock on March 27, 2002, or (2) a brokerage account statement indicating that you owned Mattel common stock on March 27, 2002.

   If you acquired your shares of Mattel common stock after March 27, 2002, then you must bring:

     . valid personal identification (such as a driver's license or passport), and

     . proof that you own shares of Mattel common stock.

     Examples of proof of ownership include the following:

     . If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a recent letter from your bank or broker stating that you own Mattel common stock, or (2) a recent brokerage account statement indicating that you own Mattel common stock; or

     . If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation of your acquisition of the stock.

   If you are a proxy holder for a stockholder of Mattel, then you must bring:

     . The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock on March 27, 2002, and

     . Valid personal identification (such as a driver's license or passport), and

     . If the stockholder whose proxy you hold was not a record holder of Mattel common stock on March 27, 2002, proof of the stockholder's ownership of shares of Mattel common stock on March 27, 2002, in the form of a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock on March 27, 2002.

                               MATTEL, INC.
        NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS

The 2002 Annual Meeting of Stockholders of Mattel, Inc. will be held on Thursday, May 23, 2002, at 10:00 A.M. (Los Angeles Time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266. The following items of business are to be considered and acted on at the Annual Meeting:

1. Election of twelve directors.

2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel's independent accountants for the year ending December 31, 2002.

3. Approval of the 2002 Mattel Incentive Plan and the material terms of its performance goals.

4. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors does not know of any stockholder proposal that may be presented at the Annual Meeting.

Each of the above items of business is described in more detail in the Proxy Statement accompanying this Notice. The Board of Directors recommends a vote FOR the proposals described above in items 1-3.

If you were a holder of record of Mattel common stock at the close of business on March 27, 2002, you are entitled to notice of and to vote at the Annual Meeting.

A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel's offices at 333 Continental Boulevard, El Segundo, California 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Manhattan Beach Marriott is accessible to those who require special assistance. If you require special assistance, please call the Marriott at (310) 546-7511.

                           By Order of the Board of Directors

                               /s/ Robert Normile

                               Robert Normile, Secretary
                           El Segundo, California, April 10, 2002

                    (Please detach Proxy Card at Perforation)

                                 MATTEL, INC.

    This Proxy is solicited on behalf of the Board of Directors.
--------------------------------------------------------------------------------
The undersigned hereby appoints Robert A. Eckert, Robert Normile and John L. Vogelstein, and each of them, as proxies with full power of substitution, to vote as designated on the reverse side, and in their discretion, on matters properly brought before the Annual Meeting of Stockholders to be held on May 23, 2002 and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of Mattel, Inc. which the undersigned has the power to vote at the Annual Meeting or any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

    NOMINEES FOR DIRECTOR: (01) Eugene P. Beard, (02) Dr. Harold Brown, (03) Robert A. Eckert, (04) Tully M. Friedman, (05) Ronald M. Loeb, (06) Dr. Andrea L. Rich, (07) William D. Rollnick, (08) Christopher A. Sinclair,
    (09) G. Craig Sullivan, (10) John L. Vogelstein, (11) Kathy Brittain White and (12) Ralph V. Whitworth.

If any such nominees should be unavailable, the persons named as proxies herein may vote for substitute nominees at their discretion. If no direction to the contrary is indicated, this Proxy will be voted as follows:

    FOR the election of all nominees for director listed above;
    FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002; and FOR the approval of the 2002 Mattel Incentive Plan and the material terms of its performance goals.

Unless a contrary direction is indicated, this Proxy will grant the persons named as proxies herein discretionary authority to cumulate votes in connection with the election of directors.

SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                          SIDE

To Vote by Telephone                                                                      To Vote by Internet
It's fast, convenient, and immediate!                                                     It's fast, convenient, and
Call Toll-Free on a Touch-Tone Phone                                                      your vote is immediately
1-877-PRX-VOTE (1-877-779-8683).                                                          confirmed and posted.
                                                                                          Go to http://www.eproxyvote.com/mat
                                                                                                     anytime!

Follow these four easy steps:                                                            Follow these four easy steps:
 1.   Read the accompanying Proxy                                                       1.  Read the accompanying Proxy
      Statement and Proxy Card.                                                             Statement and Proxy Card.

 2.   Call the toll-free number                                                         2.  Go to the Website
      1-877-PRX-VOTE (1-877-779-8683).                                                      http://www.eproxyvote.com/mat

 3.   Enter your 14-digit Voter Control Number located                                  3.  Enter your 14-digit Voter Control
      on your Proxy Card above your name.                                                   Number located on your Proxy Card
                                                                                            above your name

 4.   Follow the recorded instructions.                                                 4.    Follow the instructions provided.

      Your vote is important!                                                                 Your vote is important!
      Call 1-877-PRX-VOTE anytime!                                                            Go to http://www.eproxyvote.com/mat
                                                                                                         anytime!



To Vote by Mail     Mark, sign and date your proxy card and return it in the
                    postage-paid envelope.

   Do not return your Proxy Card if you are voting by Telephone or Internet

                   (Please detach Proxy Card at Perforation)


[X]   Please mark
      votes as in
      this example.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3.

1.  Election of directors (named on reverse).

      [_]     FOR ALL         [_]     WITHHOLD
              NOMINEES                FROM ALL
                                      NOMINEES

      [_] _____________________________________________________
          (WITHHOLD VOTES FROM NOMINEES OR VOTE CUMULATIVELY AS
          INDICATED ON THE ABOVE LINE.)

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002.

                       FOR           AGAINST             ABSTAIN
                       [_]             [_]                 [_]

3. Approval of the 2002 Mattel Incentive Plan and the material terms of its performance goals.

                       FOR           AGAINST             ABSTAIN
                       [_]             [_]                 [_]

4. IN ADDITION, THE PERSONS NAMED AS PROXIES HEREIN SHALL HAVE AUTHORITY TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING [_]

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                Date:
          --------------------------            ------------------------


Signature:                                Date:
          --------------------------            -------------------------

                                                                  April 10, 2002

             INFORMATION STATEMENT WITH RESPECT TO THE EXCHANGEABLE
              NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC.

TO: HOLDERS OF EXCHANGEABLE NON-VOTING SHARES OF SOFTKEY
   SOFTWARE PRODUCTS INC.

  Enclosed with this Notice are supplemental proxy materials relating to Mattel, Inc. ("Mattel"), the parent company of Softkey Software Products Inc. ("SSPI"), in connection with Mattel's upcoming annual meeting of stockholders (the "Meeting") to be held at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California, on Thursday, May 23, 2002 at 10:00 a.m. (Los Angeles time). Proxy materials relating to Mattel have been provided to you and the enclosed supplemental proxy materials are being provided to you because, as a holder of SSPI's exchangeable non-voting shares ("Exchangeable Shares"), you have voting rights at stockholders' meetings of Mattel. Pursuant to certain orders or rulings issued by certain Canadian provincial securities commissions, Mattel is required to provide holders of Exchangeable Shares with all disclosure material furnished to holders of Mattel's common stock ("Mattel Common Stock") residing in the United States.

                ECONOMIC EQUIVALENCY OF EXCHANGEABLE SHARES AND
                              MATTEL COMMON STOCK

  The Exchangeable Shares provide holders thereof with a security of SSPI having economic and voting rights that are, as nearly as practicable, equivalent to those of 1.2 shares of Mattel Common Stock. In particular, Exchangeable Shares are: (a) entitled to dividends from SSPI payable at the same time as, and in the Canadian dollar equivalent of, dividends paid by Mattel on Mattel Common Stock multiplied by 1.2; (b) retractable at the option of the holder at any time for 1.2 shares of Mattel Common Stock; (c) entitled on the liquidation, dissolution or winding-up of SSPI to be exchanged for 1.2 shares of Mattel Common Stock; (d) entitled on the dissolution of Mattel to be exchanged for 1.2 shares of Mattel Common Stock; and (e) entitled to direct voting rights at stockholders' meetings of Mattel.

  As a result of the economic equivalency of the Exchangeable Shares and the Mattel Common Stock, holders of Exchangeable Shares effectively have a participating interest in Mattel, rather than SSPI. Accordingly, information respecting the financial condition and results of operations of SSPI would not be relevant to holders of Exchangeable Shares because the value of the Exchangeable Shares is dependent on the consolidated financial condition and results of operations of Mattel. To ensure that you receive meaningful disclosure respecting the nature of your investment, you are being provided with the same disclosure material that Mattel provides to holders of Mattel Common Stock.

                     RIGHT TO DIRECT VOTING AT MEETINGS OF
                              MATTEL STOCKHOLDERS

  As you are aware, CIBC Mellon Trust Company (the "Trustee") is entitled at the Meeting to cast a number of votes attaching to the single outstanding share of Special Voting Stock of Mattel equal to the number of shares of Mattel Common Stock for which the outstanding Exchangeable Shares on the record date of the Meeting (other than Exchangeable Shares held by Mattel and by entities controlled by Mattel) are exchangeable. These votes to be cast by the Trustee may only be exercised in accordance with the instructions of the holders of the Exchangeable Shares of SSPI. This information statement outlines the nature and extent of your right as a holder to instruct the Trustee and describes the process by which your instructions will be carried out.

  A form of direction (the "Direction") is enclosed with this information statement that will serve as your instructions to the Trustee. The Direction should be completed as soon as possible and returned to CIBC Mellon Trust Company either in the enclosed envelope or by mail to CIBC Mellon Trust Company, 200 Queens Quay East, Unit 6, Toronto, Ontario M5A 4K9. Please note that unless the Direction has been received by 5:00 p.m. (Toronto time) on Tuesday, May 21, 2002 (the "Filing Time"), your instructions will not be binding upon the Trustee and your voting rights will not be exercised.

  Each of you is entitled to attend the Meeting and to vote in person, or to designate a person who will attend the Meeting and vote on your behalf. These alternatives appear as items (B) and (C), respectively, on the Direction. If you choose one of these alternatives, you can instruct the Trustee to provide you (or the person designated by you) with a proxy card which will be delivered to you (or the person designated by you) at the Meeting by the Trustee's representatives upon the presentation of satisfactory identification. At the Meeting, you (or the person designated by you) will be entitled to cast 1.2 votes for each Exchangeable Share of SSPI held by you on the record date for the Meeting (and not subsequently disposed of), rounded down to the nearest whole number (the "Beneficiary Votes"), in respect of each matter to be voted on at the Meeting. In electing directors, you have (or the person designated by you has) the right to cumulate your votes as more fully described in Mattel's proxy materials.

  Alternatively, you are entitled to instruct the Trustee to give a proxy card to a representative of Mattel who will exercise the Beneficiary Votes at the Meeting in accordance with your instructions. This alternative appears as item
(A) on the Direction. If you decide to proceed in this manner, you should complete items 1 through 3 on the Direction which represents the business to be considered and voted on at the Meeting.

  In addition to revocation in any manner permitted by law, you may revoke or amend your instructions by filing an instrument in writing executed by you, or by your attorney authorized in writing, and delivered to the office of the Trustee shown above at any time up to and including the Filing Time. Your instructions may also be revoked in person at the Meeting prior to 9:00 a.m. (Los Angeles time) on Thursday, May 23, 2002 by submitting written revocation of your instructions and satisfactory identification to the Trustee's representatives. In the event that the Meeting is adjourned, your instructions may be revoked or amended at any time up to and including 5:00 p.m. (Toronto time) on the second business day prior to the day of any adjournment of the Meeting by delivering an instrument in writing to the office of the Trustee (in the manner described above), or your instructions may be revoked in person at any adjournment of the Meeting not less than one hour prior to the time of such adjourned meeting.

  Failure to comply with the foregoing will not affect your right to attend the Meeting, or any adjournment thereof, and to vote in person so long as satisfactory identification is presented to the Trustee's representatives.

                                  MATTEL, INC.

                               ----------------

                DIRECTION TO BE GIVEN BY HOLDERS OF EXCHANGEABLE
              NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC.

                               ----------------

                DIRECTION FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                OF MATTEL, INC.

  The undersigned, having read the Notice of Annual Meeting of Stockholders (the "Meeting") of Mattel, Inc., a Delaware corporation ("Mattel"), to be held at the Manhattan Beach Marriot, 1400 Parkview Avenue, Manhattan Beach, California, on Thursday, May 23, 2002 at 10:00 a.m. (Los Angeles time), the Proxy Statement and the Information Statement dated April 10, 2002, receipt of which are hereby acknowledged, DOES HEREBY INSTRUCT AND DIRECT CIBC MELLON TRUST COMPANY (the "Trustee"), pursuant to the provisions of the Voting and Exchange Trust Agreement dated February 4, 1994, as supplemented and amended by the Voting and Exchange Trust Supplement dated as of May 13, 1999 among Mattel, Softkey Software Products Inc., The Learning Company, Inc. and the Trustee (collectively, the "Agreement") as follows:

                       (PLEASE SELECT ONE OF A, B OR C.)

A. [_] Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of Mattel or otherwise, the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Meeting, or any adjournment or postponement thereof as follows:

            (PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED
                                ALTERNATIVE A.)

  1. To elect (1) Eugene P. Beard, (2) Dr. Harold Brown, (3) Robert A. Eckert, (4) Tully M. Friedman, (5) Ronald M. Loeb, (6) Dr. Andrea L. Rich, (7) William D. Rollnick, (8) Christopher A. Sinclair, (9) G. Craig Sullivan, (10) John L. Vogelstein, (11) Kathy Brittain White and (12) Ralph V. Whitworth as directors for a one-year term. If any such nominees should be unavailable, the proxies and each or any of them may vote for substitute nominees at their discretion.

             [_] FOR ALL NOMINEES    [_] WITHHOLD FROM ALL NOMINEES

     [_] _______________________________________________________________
      Withhold votes from nominees or vote cumulatively as indicated on the above line.

  2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel's independent accountants for the year ending December 31, 2002.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  3. Approval of the 2002 Mattel Incentive Plan and the material terms of its performance goals.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  4. To consider and act upon such other business or proposals as may properly come before the Meeting or any adjournment or postponement of the Meeting.

(PLEASE NOTE: THE TRUSTEE WILL VOTE AS DIRECTED BUT IN THE ABSENCE OF ANY SUCH DIRECTION, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ALL NOMINEES LISTED IN ITEM 1 ABOVE, FOR ITEM 2 ABOVE, FOR ITEM 3 ABOVE, AND AS TO ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO VOTE IN ITS DISCRETION, AND THE TRUSTEE AND ANY SUCH PROXY ARE HEREBY GRANTED DISCRETIONARY AUTHORITY TO CUMULATE VOTES IN CONNECTION WITH THE ELECTION OF DIRECTORS.)

     (PLEASE GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF THIS PAGE.)

B. [_] Deliver a proxy card to the undersigned at the Meeting, with respect to all Exchangeable Non-Voting Shares of Softkey Software Products Inc. held of record by the undersigned on the record date for the Meeting (and not subsequently disposed of) (the "Exchangeable Shares") so that the undersigned may exercise personally the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Meeting, or any adjournment or postponement thereof.

(IF YOU HAVE SELECTED ALTERNATIVE B, GO DIRECTLY TO THE SIGNATURE LINE AT THE END OF THIS DIRECTION.)

C. [_] Deliver a proxy card to               as the designee of the undersigned
                                        to attend and act for and on behalf of
                                        the undersigned at the Meeting, with
                                        respect to the Exchangeable Shares,
                                        with all the powers that the
                                        undersigned would possess if personally
                                        present and acting thereat including
                                        the power to exercise the Beneficiary
                                        Votes (as defined in the Agreement) to
                                        which the undersigned is entitled at
                                        the Meeting, or any adjournment or
                                        postponement thereof.

                                        (IF YOU HAVE SELECTED ALTERNATIVE C, GO
                                        DIRECTLY TO THE SIGNATURE LINE AT THE
                                        END OF THIS DIRECTION.)

                                        Please sign exactly as your name
                                        appears hereon. Joint owners should
                                        each sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such.

                                        Signature:  ____________________________

                                        Date: __________________________________

                                        Signature: _____________________________

                                        Date: __________________________________